UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to 240.14a-12

COPART, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

COPART, INC.

November 13, 2007

Dear Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Copart, Inc. to be held on Thursday, December 6, 2007 at 9:00 a.m. Pacific Standard Time, at our corporate headquarters located at 4665 Business Center Drive, Fairfield, CA 94534 (see directions on page 38 of this proxy statement). The formal Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this letter describe the business to be acted upon.

Please use this opportunity to take part in our affairs by voting on the business to come before the 2007 Annual Meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope or vote electronically via the Internet or telephone. See “Voting Procedures” in the proxy statement for more details. Returning the proxy or voting electronically does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

Thank you for your ongoing support of Copart. We look forward to seeing you at our 2007 Annual Meeting.

Sincerely,

WILLIS J. JOHNSON
Chief Executive Officer

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING, IN THE EVENT YOU ARE NOT PERSONALLY PRESENT, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED OR SUBMIT YOUR PROXY ELECTRONICALLY OR BY TELEPHONE BY FOLLOWING THE ENCLOSED INSTRUCTIONS.

COPART, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 6, 2007

To the Shareholders of Copart, Inc.:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Shareholders of Copart, Inc. will be held on Thursday, December 6, 2007 at 9:00 a.m. Pacific Standard Time, at Copart’s corporate headquarters located at 4665 Business Center Drive, Fairfield, California 94534, for the following purposes:

1.	To elect seven (7) directors for the ensuing year or until their successors have been duly elected and qualified;

2.	To approve the adoption of a new 2007 Equity Incentive Plan and to reserve 4,000,000 shares of our common stock for issuance under the plan;

3.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year ending July 31, 2008; and

4.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

The board of directors has fixed the close of business on October 17, 2007 as the record date for determining shareholders entitled to notice of, and to vote at, the 2007 Annual Meeting. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the 2007 Annual Meeting. The stock transfer books will not be closed between the record date and the date of the 2007 Annual Meeting. A list of shareholders entitled to vote at the meeting will be available for inspection at our corporate headquarters.

Please read carefully the following proxy statement, which describes the matters to be voted upon at the 2007 Annual Meeting, and then submit your proxy according to the enclosed instructions as promptly as possible. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be submitted to ensure that all your shares will be voted. Shareholders may revoke previously delivered proxies at any time prior to the meeting. Any shareholder who has previously submitted a proxy may attend the meeting and if the shareholder so chooses, vote in person by ballot, which will result in the revocation of the prior proxy.

For the Board of Directors
COPART, INC.

Paul A. Styer, Secretary

Fairfield, California
November 13, 2007

COPART, INC.
4665 Business Center Drive
Fairfield, California 94534

PROXY STATEMENT

FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 6, 2007

VOTING AND SOLICITATION

General

The enclosed proxy is solicited on behalf of the Board of Directors of Copart, Inc., a California corporation, which is referred to as “Copart,” the “Company,” “us,” “we” or “our” in this proxy statement, for use at our 2007 Annual Meeting of Shareholders to be held on Thursday, December 6, 2007 at 9:00 am. Pacific Standard Time, at our corporate headquarters located at 4665 Business Center Drive, Fairfield, California 94534. Our telephone number at our headquarters is (707) 639-5000. Only shareholders of record at the close of business on October 17, 2007 will be entitled to notice of, and to vote at, the 2007 Annual Meeting.

We use several abbreviations in this proxy statement. The term “proxy materials” includes this proxy statement as well as the enclosed proxy card and our 2007 Annual Report to Shareholders. References to our “fiscal year” refer to our fiscal year beginning on August 1 of the prior year and ending on July 31 of the year stated.

This proxy statement and the accompanying proxy materials were first mailed to our shareholders on or about November 13, 2007. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission.

On October 17, 2007 the record date for determination of shareholders entitled to vote at our 2007 Annual Meeting, there were 89,055,669 shares of common stock outstanding held by approximately 1,500 shareholders of record. No shares of our authorized preferred stock were outstanding.

Voting Rights

Each share of our common stock outstanding on the record date is entitled to one vote on each matter submitted for shareholder approval. In addition, under California law in connection with the election of directors, each shareholder may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder as of the record date, or such shareholder may distribute such number of votes on the same principle among as many candidates as the shareholder thinks fit. Votes cannot be cast for more than the number of candidates to be elected. No shareholder will be entitled to cumulate votes for a candidate unless such candidate’s name has been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the commencement of voting of the shareholder’s intention to cumulate votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates who have been properly nominated.

Quorum Requirement; Abstentions and Broker Non-Votes

A quorum comprising the holders of a majority of our outstanding shares of common stock on the record date must be present or represented for the transaction of business at the 2007 Annual Meeting. Your shares will be counted as being present at the meeting if you appear in person or if you submit your proxy either by Internet, telephone, or by a properly executed proxy card.

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares according to your instructions. If you do not give instructions to your record holder, the record holder will be entitled to vote the shares in its discretion on Proposal One (Election of Directors) and Proposal Three (Ratification of Appointment of Independent Registered Public Accounting Firm) because the proposals to elect directors and ratify the appointment of the independent accountants are considered “discretionary” items. However, under the New York Stock Exchange rules, the proposal to approve the 2007 Equity Incentive Plan is a “non-discretionary” item, which means that your record holder may not use its discretion to vote without your express voting instructions.

If you abstain from voting or if a record holder does not vote the shares you own beneficially (known as a “broker non-vote”), either because it lacks the discretionary authority to do so or for any other reason, your shares will be included in the number of shares represented for purposes of determining whether a quorum is present. Abstentions and broker non-votes will not be counted for purposes of determining the number of votes cast regarding any particular proposal, however. Abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. For example, if the number of abstentions or broker non-votes resulted in the votes “FOR” a proposal not equaling at least a majority of the quorum required for the meeting, the proposal would not be approved. This will be the case even though the number of votes “FOR” the proposal exceeded the number of votes “AGAINST” the proposal. Abstentions and broker non-votes are not counted in the election of directors. The seven nominees receiving the highest number of affirmative votes will be elected as directors.

Votes will be tabulated by an inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

Voting Procedures

General. Your shares will be voted in accordance with the instructions you indicate when you submit your proxy. If you submit a proxy, but do not indicate your voting instructions, your shares will be voted as follows:

•	FOR the election of the director nominees listed in this proxy statement;

•	FOR the adoption of our 2007 Equity Incentive Plan;

•	FOR the ratification of our selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2008; and

•	At the discretion of the proxy holders, upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Voting by Mail. By signing and returning the enclosed proxy card according to the instructions provided, you are enabling the individuals named on the proxy card, known as “proxies,” to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way your shares will be voted even if you are unable to attend the meeting.

Voting by Telephone or Internet. Instructions for voting by telephone and over the Internet are included with these proxy materials. If you vote by telephone or over the Internet, you do not need to complete and mail your proxy card.

Voting in Person at the Meeting. If you plan to attend the 2007 Annual Meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the shareholder of record, and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name. In that case, and if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

Revocability of Proxies

You may revoke your proxy at any time before it is voted at the 2007 Annual Meeting. In order to revoke your proxy, you may either:

•	Submit another proxy bearing a later date;

•	Provide written notice of the revocation to our Secretary, Paul A. Styer, c/o Copart, Inc., 4665 Business Center Drive, Fairfield, California 94534 prior to the time we take the vote at the 2007 Annual Meeting; or

•	Attend the meeting and vote in person.

Proxy Solicitation Costs

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of proxy materials. In addition, we may reimburse brokerage firms and other custodians for their reasonable out-of-pocket costs in forwarding these proxy materials to you. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, facsimile or other means by our directors, officers, or employees. No additional compensation will be paid to these individuals for any such services.

Deadline for Receipt of Shareholder Proposals for 2008 Annual Meeting

Requirements for Shareholder Proposals to be Considered for Inclusion in Copart’s Proxy Materials. Our shareholders may submit proposals on matters appropriate for shareholder action at our annual shareholder meetings in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. For such proposals to be included in our proxy materials relating to our 2008 Annual Meeting of Shareholders, all applicable requirements under Rule 14a-8 must be satisfied and such proposals must be received by us no later than July 16, 2008. Such proposals should be delivered to Copart, Inc., Attn: Paul A. Styer, Secretary, 4665 Business Center Drive, Fairfield, California 94534. The submission of a shareholder proposal does not guarantee that it will be included in Copart’s proxy statement or proxy.

Requirements for Shareholder Proposals to be Brought Before the Annual Meeting. Our bylaws establish an advance notice procedure for shareholders who wish to present certain matters before an annual meeting of shareholders where the proposal is not intended to be included in the proxy statement relating to that meeting. For shareholder nominations to our board of directors or other proposals to be considered at an annual meeting, the shareholder must have given timely notice thereof in writing to the secretary of Copart (at the address noted above) such that the shareholder notice has been received by Copart not less than ninety (90) nor more than one hundred twenty (120) days prior to the anniversary of the date on which we first mailed our proxy materials for our immediately preceding annual meeting of shareholders. To be timely for the 2008 Annual Meeting, a shareholder’s notice must be delivered to or mailed and received by the secretary at our principal executive offices between July 16, 2008 and August 15, 2008. A shareholder’s notice to the secretary must set forth, with respect to each matter the shareholder proposes to bring before the annual meeting, the information required by our bylaws. If a shareholder fails to comply with the advance notice provision set forth in the bylaws, the shareholder will not be permitted to present the proposal at the meeting.

In addition, the proxy solicited by our board of directors for the 2008 Annual Meeting of Shareholders will confer discretionary authority on management’s proxy holders to vote on (i) any proposal presented by a shareholder at that meeting for which we have not been provided with notice on or prior to the August 15, 2008 deadline and (ii) on any proposal made in accordance with the bylaw provisions, if the 2008 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, provided that the shareholder has not complied with the requirements of Rule 14a-4(c)(2) under the Exchange Act.

Shareholders Sharing the Same Address

We have adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission. Under this procedure, we deliver only one copy of the annual report and proxy statement to multiple shareholders who share the same address and have the same last name, unless we have received contrary instructions from an affected shareholder. This procedure reduces our printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

We will deliver, promptly upon written or oral request, a separate copy of the annual report and the proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the annual report or proxy statement, you may write or call Copart’s Investor Relations Department at 4665 Business Center Drive, Fairfield, California 94534, telephone (707) 639-5000. Any shareholders of record who share the same address and currently receive multiple copies of our annual report and proxy statement who wish to receive only one copy of these materials per household in the future, please contact our Investor Relations Department at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker, or other holder of record to request information about householding.

PROPOSAL ONE
ELECTION OF DIRECTORS

General

One of the purposes of our 2007 Annual Meeting is to elect directors to hold office until the 2008 Annual Meeting or until their respective successors are elected and have been qualified. The number of authorized directors is currently seven (7) and our nominating and governance committee has nominated the seven individuals listed below for election as directors. All of the nominees are currently our directors. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxy holders will vote all submitted proxies FOR the seven nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. Directors must be elected by a plurality of the votes cast at the 2007 Annual Meeting. Accordingly, the seven candidates receiving the highest number of affirmative votes of the shares entitled to vote at the 2007 Annual Meeting will be elected to our board of directors.

Thomas W. Smith and Barry Rosenstein were each appointed to become members of our board of directors at the September 6, 2007 meeting of our board of directors, upon the recommendation of our nominating and governance committee. The effective date of their appointment was September 17, 2007. Messrs. Smith and Rosenstein were brought to the attention of our nominating and governance committee by Willis J. Johnson, our chief executive officer and chairman of our board of directors. Mr. Smith and Mr. Rosenstein replaced James Grosfeld and Harold Blumenstein, members or our board of directors since 1993 and 1994, respectively, who retired. We thank Mr. Grosfeld and Mr. Blumenstein for their long-standing service and contribution to the Company.

Nominees

Set forth below is biographical information, as of July 31, 2007, of our nominees, all of whom are currently serving as our directors:

Name	Age	Position	Director Since
Willis J. Johnson	60	Chief Executive Officer and Chairman of the Board	1982
A. Jayson Adair	38	President and Director	1992
James E. Meeks	58	Executive Vice President, Chief Operating Officer and Director	1996
Steven D. Cohan	46	Director	2004
Daniel J. Englander	38	Director	2006
Thomas W. Smith	79	Director	2007
Barry Rosenstein	48	Director	2007

Willis J. Johnson, founder of Copart, has served as our chief executive officer since 1986 and chairman of the board since January 2004. Mr. Johnson also served as our president from 1986 until 1995. Mr. Johnson was an officer and director of U-Pull-It, Inc. (“UPI”) a self-service auto dismantler which he co-founded, from 1982 through September 1994. Mr. Johnson sold his entire interest in UPI in September 1994. Mr. Johnson has over 30 years of experience in owning and operating auto dismantling companies.

A. Jayson Adair has served as our president since 1996. From 1995 until 1996, Mr. Adair served as our executive vice president. From 1990 until 1995, Mr. Adair served as our vice president of sales and operations, and from 1989 to 1990, Mr. Adair served as our manager of operations.

James E. Meeks served as our chief operating officer from 1992, when he joined the Company concurrent with our purchase of South Bay Salvage Pool, until 2007. Mr. Meeks also served as executive vice president from 1996 until 2007 and as senior vice president from 1995 to 1996. From 1986 to 1992, Mr. Meeks, together with his family, owned and operated the South Bay Salvage Pool. Mr. Meeks was also an officer, director and part owner of CAS & Meeks, Inc., a towing and subhauling service company, which he operated from 1991 to 2001. Mr. Meeks has over 30 years of experience in the vehicle dismantling business. On August 1, 2007, Mr. Meeks relinquished the titles and responsibilities of executive vice president and chief operating officer. He will remain with the Company as an advisor until December 31, 2007, at which time he will retire as our employee but not as our director.

Steven D. Cohan has served as the chief executive officer and president of Loco Ventures, Inc., a privately held manufacturer and distributor of food and beverages in Northern California since 1999. From 1992 to 1994 he served as our vice president of finance and principle accounting officer and from 1994 to 1996 he served as our vice president of corporate development. He holds an M.B.A. from the University of San Francisco, a B.A. in Economics from UCLA and is a certified public accountant.

Daniel J. Englander is managing partner and founder of Ursula Investors, founded in May 2004. From October 1994 until January 2004, Mr. Englander was employed as an investment banker with Allen & Company, a privately held, New York-based merchant bank, serving as a Managing Director from September 2002 until his departure. He holds a B.A. from Yale University. Since February 2007, Mr. Englander has been a director of America’s Car-Mart, a publicly traded automotive retailer based in Bentonville, Arkansas.

Barry Rosenstein is the founder and has served as the managing partner of JANA Partners, LLC, an investment management firm, since 2001. Prior to founding JANA Partners, Mr. Rosenstein held executive, management, and investment banking positions with Sagaponack Partners L.P., Genesis Merchant Group Securities, Reatta Partners, Asher Edelman’s Plaza Securities Corporation, and Merrill Lynch. Mr. Rosenstein received his undergraduate degree from Lehigh University and his M.B.A. from the Wharton School of the University of Pennsylvania.

Thomas W. Smith is the managing partner of Prescott Investors, a private investment firm he founded in 1973. Mr. Smith received his undergraduate degree from Miami University in Oxford, Ohio and his masters degree in economics from the University of California at Berkeley. Since October 2004, Mr. Smith has served on the board of directors of Prepaid Legal Services, Inc., a publicly traded company. He has also served on the board of directors of SEI Investments Co., a publicly traded company, since May 2004.

There are no family relationships among any of our directors or executive officers, except that A. Jayson Adair is the son-in-law of Willis J. Johnson.

Vote Required

The seven (7) director nominees receiving the highest number of affirmative votes of the holders of shares outstanding common stock entitled to vote and present at the 2007 Annual Meeting, either in person or by proxy, will be elected as directors at the 2007 Annual Meeting.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that shareholders vote “FOR” the election of the nominees listed above.

Corporate Governance

Board Composition

Our board currently consists of seven (7) members. Our bylaws permit our board to establish by resolution, within a range from five (5) to nine (9), the authorized number of directors, and seven (7) directors are currently authorized. At each annual meeting of shareholders the terms of each of our incumbent directors expire and all members of our board of directors are elected. All directors elected at an annual meeting will be elected to serve from the time of election and qualification until the next annual meeting following such election.

Board Meetings and Board Committees

During the fiscal year ended July 31, 2007, our board of directors held eight (8) meetings. Each of our directors attended at least 75% of the meetings held during fiscal 2007 of our board or any committee on which such director served during their tenure. Our directors are encouraged to attend the annual meeting of shareholders. Messrs. Johnson, Adair and Meeks attended the Company’s 2006 Annual Meeting of Shareholders. During fiscal 2007, we maintained standing audit, compensation and nominating and governance committees.

Each committee has a written charter approved by our board of directors outlining the principal responsibilities of the committee. Our board of directors approved, at a meeting held on October 3, 2007, a revised audit committee charter. A copy of our revised audit committee charter is attached hereto as Appendix A. Copies of our compensation committee charter and nominating and governance committee charter are also attached hereto as Appendices B and C, respectively.

The board has an audit committee, a compensation committee and a nominating and governance committee each of which have the composition and responsibilities described below. As of the record date, our committees were comprised as follows:

Director Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Willis J. Johnson	—	—	—
A. Jayson Adair	—	—	—
James E. Meeks	—	—	—
Steven D. Cohan	Chair	x	x
Daniel J. Englander	x	Chair	Chair
Thomas W. Smith	x	x	x
Barry Rosenstein	—	—	x

Audit Committee

Our audit committee is primarily responsible for reviewing and approving the services performed by our independent registered public accounting firm, reviewing our financial statements, and reviewing reports concerning our accounting practices and systems of internal accounting procedures and controls. The purposes of the audit committee are, among other things, to:

•	oversee our accounting and financial reporting processes and audits of our financial statements;

•	assist the board in overseeing and monitoring: (i) the integrity of our financial statements; (ii) our accounting policies and procedures; (iii) our compliance with legal and regulatory requirements; (iv) our independent auditor’s qualifications, independence, and performance; (v) our disclosure controls and procedures; and (vi) our internal controls;

•	provide the board with the result of its monitoring and any recommendations derived from such monitoring;

•	provide the board with additional information and materials as the audit committee may determine to be necessary to make the board aware of significant financial matters requiring board attention; and

•	to function as our qualified legal compliance committee for the purposes of reviewing and discussing any reports concerning material violations submitted to it by our attorneys or our outside counsel.

The audit committee consisted at all times during fiscal 2007 of Messrs. Blumenstein, Grosfeld and Cohan, except that (i) Jonathan Vannini stepped down from the audit committee and the board of directors when his term as a director ended on December 18, 2006, and (ii) Daniel Englander was appointed a member of the audit committee on October 10, 2006. Subsequent to the end of the fiscal year, effective September 14, 2007, Messrs. Blumenstein and Grosfeld retired from our board of directors and the vacancies created were filled by the appointment of Messrs. Rosenstein and Smith on September 17, 2007. Mr. Smith became a member of our audit committee at that time. As a result, our audit committee is now comprised of Messrs. Cohan, Englander and Smith. We believe that all former and current members of the audit committee were and are “independent directors” as contemplated by Rule 4200 of the Marketplace Rules of the National Association of the Securities Dealers, Inc., and the rules of the Securities and Exchange Commission relating to audit committee independence. The board of directors has designated Steven Cohan as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. This designation is a disclosure requirement of the Securities and Exchange Commission and does not impose upon Mr. Cohan any duties, obligations, or liabilities greater than that which would otherwise be imposed by virtue of his membership on the board or audit committee. In addition, this designation does not affect the duties, obligations, or liabilities of any other director or audit committee member. The board of directors has determined that each audit committee member has sufficient knowledge in reading and understanding financial statements to serve on the audit committee. The audit committee held nine (9) meetings during fiscal 2007.

Compensation Committee

Our compensation committee is generally responsible for, among other things, reviewing and approving the Company’s compensation policies, setting the compensation levels for those executive officers and senior managers who report directly to our president, and whose compensation is not otherwise established pursuant to employment agreements reviewed or approved by the board of directors. The compensation committee acts under a written charter adopted and approved by our board of directors. The compensation committee consisted at all times during fiscal 2007 of Messrs. Blumenstein, Cohan and Grosfeld except that (i) Jonathan Vannini stepped down from the compensation committee when his term as a director ended on December 18, 2006 and (ii) Daniel Englander was appointed a member of the compensation committee on October 10, 2006. Effective September 14, 2007, Messrs. Blumenstein and Grosfeld retired from our board of directors and the vacancies created were filled by the appointment of Messrs. Rosenstein and Smith on September 17, 2007. Mr. Smith became a member of our compensation committee at that time. As a result, our compensation committee now consists of Messrs. Englander, Cohan and Smith. We believe that all former and current members of the compensation committee were and are (i) “independent directors” as contemplated by Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc., (ii) “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”), and (iii) “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The compensation committee held four (4) meetings during fiscal 2007.

Nominating and Governance Committee

Our board of directors established the nominating and governance committee in September 2003. The purpose of the nominating and governance committee is to ensure that our board is properly constituted to meet its fiduciary obligations to shareholders and that we have and follow appropriate governance standards. The committee is authorized to assist the board by identifying prospective director nominees and to select the director nominees for the next annual meeting of shareholders and to develop and recommend to the board governance principles applicable to Copart. The nominating and governance committee consisted at all times during fiscal

2007 of directors Blumenstein and Grosfeld, except that Jonathan Vannini stepped down from the nominating and governance committee when his term as a director ended on December 18, 2006. In addition, Daniel Englander and Steven Cohan were appointed members of the nominating and governance committee on October 10, 2006. Effective September 14, 2007, Messrs. Blumenstein and Grosfeld retired from our board of directors and the vacancies created were filled by the appointment of Messrs. Rosenstein and Smith on September 17, 2007. Messrs. Rosenstein and Smith became members of our nominating and governance committee at that time. We believe that all former and current members of the nominating and governance committee were and are (i) “independent directors” as contemplated by Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc., (ii) “outside directors” as defined in Section 162(m) of the Code and (iii) “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The committee held one (1) meeting during fiscal 2007.

In recommending candidates for election to the board of directors, the nominating and governance committee considers nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The nominating and governance committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the board of directors. Evaluations of candidates generally involve a review of the background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the nominating and governance committee recommends the candidate for consideration by the full board of directors. To recommend a prospective nominee for the nominating and governance committee’s consideration, submit the candidate’s name and qualifications to our secretary in writing to the following address: Copart, Inc., Attn: Paul A. Styer, Secretary, 4665 Business Center Drive, Fairfield, CA 94534. When submitting candidates for nomination to be elected at our annual meeting of shareholders, shareholders must also follow the advance notice procedures for shareholder nominees and provide the information required by our bylaws.

The nominating and governance committee believes the following minimum qualifications must be met by a nominee for a position on the board:

•	the highest personal and professional ethics and integrity;

•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	skills that are complementary to those of the existing board;

•	the ability to assist and support management and make significant contributions to Copart’s success; and

•	an understanding of the fiduciary responsibilities that are required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

Directors Compensation

The following table presents information relating to total compensation paid or accrued for services rendered to the Company in all capacities by our non-employee directors for the fiscal year ended July 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(4)	Total ($)
Harold Blumenstein(1)	$50,000	$164,313	$214,313
James Grosfeld(1)	50,000	164,313	214,313
Steven D. Cohan	60,000	164,313	224,313
Daniel J. Englander(2)	37,500	64,911	102,411
Jonathan Vannini(3)	125,000	50,607	175,607

(1)	Messrs. Blumenstein and Grosfeld resigned from our board effective September 14, 2007.

(2)	Mr. Englander’s director fee was pro-rated because he joined our board in October 2006.

(3)	Mr. Vannini’s term as a director expired on December 18, 2006. In fiscal 2007, he received (i) $25,000 in director fees, and (ii) a one-time cash bonus payment of $100,000 in recognition of his long tenure and service.

(4)	Beginning on August 1, 2005 we began accounting for stock options granted pursuant to the 2001 Stock Option Plan, under the provisions of SFAS 123(R), which requires recognition of the fair value of equity-based compensation. We estimated the fair value of stock options by using a Black-Scholes option valuation model. This methodology requires the use of subjective assumptions in implementing SFAS 123(R), including expected stock price volatility and the estimated life of each award. The amounts reported in the Option Awards column reflect the dollar amounts recognized as stock-based compensation expense in fiscal 2007 for financial accounting purposes (excluding the effect of any estimate of future forfeitures, and reflecting the effect of any actual forfeitures) determined in accordance with FAS 123(R).

Each non-employee director receives an annual director’s fee of $50,000. Mr. Cohan, chairman of the audit committee and financial expert receives an additional annual fee of $10,000.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee was at any time during fiscal 2007, an officer or employee of Copart or any of its subsidiaries, and no member of the compensation committee had any relationship requiring disclosure under Item 404 of Regulation S-K (Certain Relationships and Related Transactions) promulgated by the Securities and Exchange Commission. No interlocking relationship, as described by the Securities and Exchange Commission, currently exists or existed during fiscal 2007 between any member of our compensation committee and any member of any other company’s board of directors or compensation committee.

Shareholder Communications with the Board of Directors

The board of directors recommends that shareholders who wish to communicate directly with the board should do so in writing. The board of directors has approved the following procedure for shareholders to communicate with our directors. Mail can be addressed to directors in care of Copart, Inc., 4665 Business Center Drive, Fairfield, California 94534, attention General Counsel. All mail received will be logged in, opened and screened for security purposes. All mail, other than trivial or obscene items, will be forwarded. Trivial items will be delivered to the directors at the next scheduled board meeting. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the chairman of the nominating and governance committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the chairman of the board and chief executive officer. Our General Counsel may decide in the exercise of his or her judgment whether a response to any shareholder communication is necessary.

This procedure does not apply to shareholder proposals submitted pursuant to our bylaws and Rule 14a-8 of the Exchange Act, as discussed on page 3 of this proxy statement under the caption “Deadline for Receipt of Shareholder Proposals for 2008 Annual Meeting.”

SECURITY OWNERSHIP

The following table sets forth certain information known to us regarding the ownership of our common stock as of the record date (October 17, 2007) by (i) all persons known by us to be beneficial owners of five percent or more of our common stock; (ii) each of our current directors and nominees for director; (iii) any other named executive officers (as said term is defined in the “Executive Compensation — Summary Compensation Table”); and (iv) all of our executive officers and directors as a group. Beneficial ownership is determined based on the rules of the SEC. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable, except as otherwise indicated.

Five Percent Shareholders, Directors and Executive Officers(1)	Number of Shares Beneficially Owned	Number of Shares Underlying Options(2)	Total Shares Beneficially Owned	Percent of Total Shares Outstanding
Wasatch Advisors, Inc.(3) 150 Social Hall Avenue Salt Lake City, UT 84111	5,710,844	—	5,710,844	6.07%
Neuberger Berman LLC(4) 605 Third Avenue New York, NY 10158	6,753,555	—	6,753,555	7.58%
Jana Partners LLC(5) 200 Park Avenue, Suite 3300 New York, NY 10166	4,469,733	—	4,469,733	5.02%
Willis J. Johnson(6)	11,353,935	976,666	12,330,601	13.7%
Thomas W. Smith(7)	5,459,557	—	5,459,557	6.13%
Barry Rosenstein(8)	4,469,733	—	4,469,733	5.02%
A. Jayson Adair(9)	66,816	1,428,332	1,495,148	1.65%
Daniel J. Englander(10)	102,500	9,053	111,553	*
James E. Meeks	**	10,834	10,924	*
Vincent W. Mitz	**	74,166	74,169	*
William E. Franklin	2,937	13,777	16,714	*
Steven D. Cohan	**	69,053	69,059	*
All directors and executive officers as a group (sixteen persons)	21,459,146	3,135,362	24,594,508	27.44%

*	Represents less than 1% of our outstanding common stock.

**	Represents less than 100 shares of our common stock.

(1)	Unless otherwise set forth, the mailing address for each of the persons listed in this table is: c/o Copart, Inc., 4665 Business Center Drive, Fairfield, California 94534.

(2)	Represents options to acquire shares of common stock held by the named individual or entity, and all executive officers as a group, that were exercisable within 60 days after October 17, 2007.

(3)	The number of shares and other information presented is as reported in a Schedule 13G filed by Wasatch Advisors, Inc. with the Securities and Exchange Commission on February 15, 2007 and reflects stock held as of December 31, 2006. We note that Wasatch Advisors, Inc filed a Schedule 13F with the SEC on August 14, 2007, reflecting 5,408,124 shares of Copart common stock held as of June 30, 2007. However, because Schedule 13F requires the disclosure of shares pursuant to which an institutional investment manager exercises investment discretion (as contrasted with beneficial ownership), we have instead included the number of shares reported in the Schedule 13G filed by Wasatch Advisors, Inc. with the Securities and Exchange Commission on February 15, 2007. We have not attempted to verify independently any of the information contained in the Schedule 13G.

(4)	The number of shares and other information presented is as reported in a Schedule 13G/A filed by Neuberger Berman LLC with the Securities and Exchange Commission on February 13, 2007 and reflects stock held as of December 31, 2006. We note that Neuberger Berman LLC filed a Schedule 13F with the SEC on August 8, 2007 reflecting 4,210,905 shares of Copart common stock held as of June 30, 2007. However, because Schedule 13F requires the disclosure of shares pursuant to which an institutional investment manager exercises investment discretion (as contrasted with beneficial ownership), we have instead included the number of shares reported in the Schedule 13G filed by Neuberger Berman LLC with the Securities and Exchange Commission on February 13, 2007. We have not attempted to verify independently any of the information contained in the Schedule 13G.

(5)	The number of shares and other information presented is as reported in a Form 3 filed by Barry Rosenstein with the Securities and Exchange Commission on September 19, 2007 and reflects stock held beneficially by Jana Partners LLC through various entities and accounts under its management and control. Barry Rosenstein is the Managing Partner of Jana Partners LLC. Mr. Rosenstein and Jana Partners disclaim any beneficial ownership of any of the shares held by Jana Partners LLC.

(6)	Includes 7,094,635 shares of common stock held by the Willis J. Johnson and Reba J. Johnson Revocable Trust DTD 1/16/1997, for which Mr. Johnson and his wife are trustees, 2,381,905 shares of common stock held by the Reba Family Limited Partnership II, for which Mr. Johnson and his wife are the general partners, 1,147,410 shares of common stock held by the Willis Johnson and Joyce Johnson Family Limited Partnership, for which Mr. Johnson and his wife are the general partners, 725,353 shares of common stock held by the Lequeita Family Limited Partnership II, for which Mr. Johnson and his wife are the general partners, and 4,632 shares of common stock held in IRA accounts for Mr. Johnson and his wife.

(7)	Mr. Smith beneficially owned 5,815,051 shares of our common stock, including 4,303,801 shares (the “Managed Account Shares”) beneficially owned in his capacity as investment manager for certain managed accounts (the “Managed Accounts”). Mr. Smith shares voting and investment control over 3,680,782 Managed Account Shares with Mr. Scott J. Vassalluzzo. Mr. Vassalluzzo is a co-investment manager for certain of the Managed Accounts. The Managed Accounts consist of investment accounts for: (i) three private investment limited partnerships (for which Messrs. Smith and Vassalluzzo are each a general partner), (ii) an employee profit-sharing plan of a corporation wholly-owned by Mr. Smith (for which Messrs. Smith and Vassalluzzo are each a trustee), (iii) certain family members of Mr. Smith (including trusts established for the benefit of certain family members of Mr. Smith), and (iv) a private charitable foundation established by Mr. Smith (for which Mr. Smith acts as trustee). Voting and investment authority over Managed Accounts established for the benefit of certain family members and friends of Mr. Smith is subject to each beneficiary’s right, if so provided, to terminate or otherwise direct the disposition of the Managed Account Shares. Mr. Smith disclaims beneficial ownership of the Managed Account Shares except to the extent of his pecuniary interest therein. The Company has not attempted to independently verify any of this information which was provided by Mr. Smith.

(8)	Includes 4,469,733 shares of common stock held by Jana Partners LLC. Barry Rosenstein is the Managing Partner of Jana Partners LLC. Mr. Rosenstein disclaims any beneficial ownership of the shares held by Jana Partners LLC.

(9)	Includes 54,468 shares of common stock held by the A. Jayson Adair and Tammi L. Adair Revocable Trust, for which Mr. Adair and his wife are trustees, and 12,348 shares of common stock held by irrevocable trusts for the benefit of members of Mr. Adair’s immediate family.

(10)	Includes 1,000 shares of common stock held by the Trust FBO Jules Francis Englander, for which Mr. Englander is a trustee; 1,000 shares of common stock held by the Trust FBO Harrison David Englander, for which Mr. Englander is a trustee; 250 shares of common stock held by the Charles H. Englander 2004 Trust, for which Mr. Englander is a trustee; 60,000 shares of common stock held by Ursula Capital Partners; and 40,000 shares of common stock held directly by Mr. Englander. Ursula Capital Partners is an investment partnership for which Mr. Englander serves as the sole general partner. Mr. Englander disclaims beneficial ownership of the shares held by Ursula Capital Partner except to the extent of his pecuniary interest therein. The Company has not attempted to independently verify any of this information which was provided by Mr. Englander.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater-than-ten percent shareholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of the copies of such reports furnished to us and written representations from such officers, directors and greater-than-ten percent shareholders that no other reports were required to be made, we believe that there was full compliance for the fiscal year ended July 31, 2007 with all Section 16(a) filing requirements applicable to our officers, directors and greater-than-ten percent shareholders.

CERTAIN TRANSACTIONS

Related Person Transactions

Our audit committee is responsible for the review, or approval or ratification of “related-person transactions” between Copart and related persons. Under Securities and Exchange Commission rules, a related person is a director, officer, nominee for director, or 5% shareholder of the Company since the beginning of the last fiscal year and their immediate family members.

In June 2007, our audit committee adopted a written policy with respect to related person transactions. We recognize that related person transactions can present potential or actual conflicts of interest or create the appearance of a conflict of interest. Accordingly, we prefer to avoid related person transactions. This written policy governs the review and approval process of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and a related person, has a direct or indirect material interest. If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” he or she must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review is not practicable, our audit committee may ratify the related person transaction. The audit committee will review ongoing related person transactions previously reviewed. As required, under rules issued by the Securities and Exchange Commission, transactions that are determined to be directly or indirectly material to us or a related person are or will be disclosed in our proxy statements.

In fiscal 2007, there were the following related-person transactions:

(a)	We employed in a non-executive position Rodgar McCalmon, the son-in-law of our chief executive officer. In fiscal 2007, Mr. McCalmon received a total of $158,846 in cash compensation. Also, in fiscal 2007, the Company recognized in connection with the vesting of stock option grants, $61,472 as compensation expense, for financial statement reporting purposes. We calculated this amount pursuant to the provisions of SFAS No. 123(R). We believe that the terms of his employment, including his cash compensation, are commensurate with other employees in comparable positions.

(b)	Willis J. and Reba J. Johnson are the owners of the real property and improvements of the Fresno, California facility and lease said premises to us for current monthly lease payments of $13,890 under a lease dated August 1, 1992, which expires, with inclusion of all extension options, in July 2019, and contains a provision whereby we have an option exercisable in 2014 to purchase the real property and improvements at fair market value. The option to purchase the property which is exercisable in 2014 expires in 2019. Total payments under this lease aggregated $159,301 in fiscal 2007. We believe that the terms of this lease are no less favorable to us than could be obtained from unaffiliated third parties. Mr. Johnson is our chief executive officer and chairman.

(c)	Under the terms of the lease agreement dated September 1, 1992 between James P. Meeks and Barbara D. Meeks and Copart, Inc., we lease property in San Martin, California from James P. Meeks and Barbara D. Meeks. The lease was set to expire on August 31, 2007, but we exercised our five-year option to extend the lease through August 31, 2012. Total payments under this lease were $239,400 in fiscal 2007. James P. Meeks was the father of one of our directors, James E. Meeks. We currently lease the property from the James P. Meeks Trust. We believe that the terms of this lease are no less favorable to us than could be obtained from unaffiliated third parties.

PROPOSAL TWO
APPROVAL OF THE 2007 EQUITY INCENTIVE PLAN

The board of directors is requesting that our shareholders approve a new equity incentive plan, the 2007 Equity Incentive Plan (the “Incentive Plan”). Our board of directors has approved the Incentive Plan, subject to approval from the shareholders at the 2007 Annual Meeting. If the shareholders approve the Incentive Plan, it will replace our 2001 Stock Option Plan and no further awards will be made under the 2001 Stock Option Plan, but it will continue to govern awards previously granted thereunder. If the shareholders do not approve the Incentive Plan, the 2001 Stock Option Plan will remain in effect through the remainder of its term. Approval of the Incentive Plan requires the affirmative vote of the holders of a majority of the shares of our common stock that are present in person or by proxy and entitled to vote at the 2007 Annual Meeting.

The board believes that long-term incentive compensation programs align the interests of management, employees and our shareholders to create long-term shareholder value. The board believes that plans such as the Incentive Plan increase our ability to achieve this objective, especially, in the case of the Incentive Plan, by allowing for several different forms of long-term incentive awards, which the board believes will help the Company to recruit, reward, motivate and retain talented personnel. As a result, we are seeking shareholder approval of the Incentive Plan.

Changes Made in the Incentive Plan

The following is a summary of some of the differences between the Incentive Plan and the 2001 Stock Option Plan. This comparative summary is qualified in its entirety by reference to the actual text of the Incentive Plan, set forth as Appendix D.

•	The 2001 Stock Option Plan allows for the grant of stock options and stock purchase rights (through which awards of restricted stock can be made). In addition to awards of stock options and restricted stock, the Incentive Plan would permit the award of stock appreciation rights, restricted stock units, performance units and performance shares and other stock or cash awards as determined by the Incentive Plan administrator.

•	We recognize that depleting the Incentive Plan’s share reserve by only the net shares issued pursuant to the grant of a stock-settled stock appreciation right potentially makes the Incentive Plan more costly to its shareholders. Accordingly, each share subject to a stock-settled stock appreciation right at the time of grant will count as a full share against the Incentive Plan share reserve, rather than only the net shares issued upon exercise of the stock appreciation right. Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the Incentive Plan.

•	The Company recognizes that depleting the Incentive Plan’s share reserve by granting awards with an exercise price that is less than the fair market value of the Company’s common stock on the date of grant potentially makes the Incentive Plan more costly to its shareholders. Accordingly, in order to address potential shareholder concerns, each award granted with an exercise price that is less than fair market value will count against the Incentive Plan’s share reserve as two shares for every one share subject to such award.

•	The Incentive Plan provides that the per share exercise price of a nonstatutory stock option will be no less than 100% of the fair market value per share on the date of grant.

•	The 2001 Stock Option Plan allows for an option exchange program whereby options could be surrendered in exchange for options with a lower exercise price. Conditioned on receiving shareholder approval, the Incentive Plan allows the administrator to implement an exchange program under which (i) outstanding awards may be surrendered or cancelled in exchange for awards of the same type, awards of a different type, or cash, (ii) participants would have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the administrator, and/or (iii) the exercise price of an outstanding award could be reduced. The administrator may not, without shareholder approval, modify or amend an option or stock appreciation right to reduce its exercise price after it has been granted

(except as otherwise provided in the Incentive Plan), or cancel any outstanding option or stock appreciation right and immediately replace it with a new option or stock appreciation right with a lower exercise price.

•	The Incentive Plan has been drafted to include limitations to the number of shares that may be granted on an annual basis through individual Awards. Additionally, specific performance criteria have been added to the Incentive Plan so that the Administrator may establish performance objectives upon achievement of which certain Awards will vest or be issued, which in turn will allow the Company to receive income tax deductions under Section 162(m) of the Code.

The board believes strongly that the approval of the Incentive Plan is essential to our continued success. In particular, we believe that our employees are our most valuable assets and that the awards permitted under the Incentive Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which it competes. Such awards also are crucial to our ability to motivate our employees to achieve the Company’s goals.

Vote Required

The approval of the Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.

Recommendation of the Board of Directors

Our board of directors unanimously recommends voting “FOR” the adoption of the 2007 Equity Incentive Plan and the number of shares reserved for issuance thereunder.

Summary of the 2007 Equity Incentive Plan

The following is a summary of the principal features of the Incentive Plan and its operation. The summary is qualified in its entirety by reference to the Incentive Plan itself set forth in Appendix D.

The Incentive Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance units and performance shares, and (vi) and other stock or cash awards. Each of these is referred to individually as an “Award.” Those who will be eligible for Awards under the Incentive Plan include employees, directors and consultants who provide services to the Company and its parent or subsidiaries. As of October 31, 2007, approximately 2,623 of our employees, directors and consultants would be eligible to participate in the Incentive Plan.

Number of Shares of Common Stock Available Under the Incentive Plan. The maximum aggregate number of shares that may be awarded and sold under the Incentive Plan is 4,000,000 shares. The shares may be authorized, but unissued, or reacquired common stock. As of November 9, 2007, no Awards have been granted under the Incentive Plan.

Shares subject to Awards granted with an exercise price less than the fair market value on the date of grant count against the share reserve as two shares for every one share subject to such an Award. To the extent that a share that was subject to an Award that counted as two shares against the Incentive Plan share reserve pursuant to the preceding sentence is returned to the Incentive Plan, the Incentive Plan reserve will be credited with two shares that will thereafter be available for issuance under the Incentive Plan.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance shares or performance units, is forfeited to or repurchased by the Company, the unpurchased shares (or for Awards other than options and stock appreciation rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Incentive Plan. Upon exercise of a stock appreciation rights settled in shares, the gross number of shares covered by the exercised portion of the stock appreciation right will cease to be available under the Incentive Plan. Shares that have actually been issued under the Incentive Plan under any Award will not be returned to the Incentive Plan and will not become available for future distribution under the Incentive Plan; provided, however, that if shares of restricted stock, restricted stock units, performance shares or performance units are repurchased by the Company or are forfeited to the Company, such shares will become available for future grant under the Incentive Plan as described above. Shares used to pay the exercise price of an Award and/or used to satisfy tax withholding obligations will not become available for future grant or sale under the Incentive Plan. To the extent an Award is paid out in cash rather than stock, such cash payment will not reduce the number of shares available for issuance under the Incentive Plan.

If we declare a stock dividend or engage in a reorganization or other change in our capital structure, including a merger, the Administrator will adjust the (i) number and class of shares available for issuance under the Incentive Plan, (ii) number, class and price of shares subject to outstanding Awards, and (iii) specified per-person limits on Awards to reflect the change.

Administration of the Incentive Plan. The board, or our compensation committee, or a committee of directors or of other individuals satisfying applicable laws and appointed by the board (referred to as the “Administrator”), will administer the Incentive Plan. To make grants to certain of the Company’s officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act, and as “outside directors” under Section 162(m) of the Code (so that the Company can receive a federal tax deduction for certain compensation paid under the Incentive Plan).

Subject to the terms of the Incentive Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, to determine the terms and conditions of Awards, to modify or amend each Award (subject to the restrictions of the Incentive Plan), and to interpret the provisions of the Incentive Plan and outstanding Awards. The Administrator may, with shareholder approval, implement an exchange program under which (i) outstanding Awards may be surrendered or cancelled in exchange for Awards of the same type, awards of a different type, or cash, (ii) participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award could be reduced.

Options. The Administrator is able to grant nonstatutory stock options and incentive stock options under the Incentive Plan. The Administrator determines the number of shares subject to each option, although the Incentive Plan provides that a participant may not receive options for more than 1,000,000 shares in any fiscal year, except in connection with his or her initial employment with the Company, in which case he or she may be granted an option covering up to an additional 1,000,000 shares.

The Administrator determines the exercise price of options granted under the Incentive Plan, provided the exercise price must be at least equal to the fair market value of our common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of our outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

The term of each option will be stated in the Award agreement. The term of an option may not exceed ten years, except that, with respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an incentive stock option may not exceed five years.

After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. The participant’s Award agreement may also provide that if the exercise of an option following the termination of the participant’s status as a service provider (other than as a result of the participant’s death or disability) would result in liability under Section 16(b) of the Exchange Act, then the option will terminate on the earlier of (i) the expiration of the term of the option, or (ii) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). The participant’s Award agreement may also provide that if the exercise of an option following the termination of the participant’s status as a service provider (other than as a result of the participant’s death or disability) would be prohibited because the issuance of shares would violate securities laws, then the option will terminate on the earlier of (i) the expiration of the term of the option, or (ii) the expiration of a period of three months after the termination of the participant during which the exercise of the option would not violate securities laws.

Restricted Stock. Awards of restricted stock are rights to acquire or purchase shares of our common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. The Award agreement generally will grant the Company a right to repurchase or reacquire the shares upon the termination of the participant’s service with the Company for any reason (including death or disability). The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 300,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 300,000 shares of restricted stock in connection with his or her initial employment with the Company.

Restricted Stock Units. Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied. For example, the Administrator may set vesting criteria based on the achievement of specific performance goals. The restricted stock units will vest at a rate determined by the Administrator; provided, however, that after the grant of restricted stock units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such restricted stock units. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the Incentive Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to the Company. The Administrator determines the number of restricted stock units granted to any participant, but during any fiscal year of the Company, no participant may be granted more than 300,000 restricted stock units during any fiscal year, except that the participant may be granted up to an additional 300,000 restricted stock units in connection with his or her initial employment to the Company.

Stock Appreciation Rights. The Administrator will be able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash, shares of common stock, or a combination thereof. The Administrator, subject to the terms of the Incentive Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the Incentive Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant and the term of a stock appreciation right may not exceed ten years. No participant will be granted stock appreciation rights covering more than 1,000,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 1,000,000 shares in connection with his or her initial employment with the Company.

After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her vested stock appreciation rights for the same period of time as applies to stock options.

Performance Units and Performance Shares. The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The performance units and performance shares will vest at a rate determined by the Administrator; provided, however, that after the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance unit or performance share. During any fiscal year, no participant will receive more than 300,000 performance shares and no participant will receive performance units having an initial value greater than $2,000,000, except that a participant may be granted performance shares covering up to an additional 300,000 shares in connection with his or her initial employment with the Company. Performance units will have an initial value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of our common stock on the grant date.

Performance Goals. Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the Incentive Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement including: earnings per share, operating cash flow, operating income, profit after-tax, profit before-tax, return on assets, return on equity, return on sales, revenue, and total shareholder return. The performance goals may differ from participant to participant and from Award to Award and may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index.

Transferability of Awards. Awards granted under the Incentive Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Change in Control. In the event of a merger or change in control of the Company, each outstanding Award will be treated as the Administrator determines, including that each Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, does not assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change in control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Amendment and Termination of the Incentive Plan. The Administrator will have the authority to amend, alter, suspend or terminate the Incentive Plan, except that shareholder approval will be required for any amendment to the Incentive Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the Incentive Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and the Company. The Incentive Plan will terminate in November 2017, unless the board terminates it earlier.

Number of Awards Granted to Employees, Consultants, and Directors

The number of Awards that an employee, director or consultant may receive under the Incentive Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of shares of common stock subject to options granted under the 2001 Stock Option Plan during the last fiscal year, and the average per share exercise price of such options.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price
All executive officers, as a group	—	$—
All directors who are not executive officers, as a group	80,000	$29.71
All employees who are not executive officers, as a group	136,000	$28.00

Historically, if options are granted to our executive officers in a fiscal year, it has been our practice to grant such options immediately after the end of such fiscal year. In September 2007, after the conclusion of our 2007 fiscal year which ended on July 31, 2007, our compensation committee approved the grant of stock options to our executive officers pursuant to the 2001 Stock Option Plan. For further discussion of these option grants, see the information under the caption “Compensation Discussion and Analysis — Equity Based Incentives” on page 29 of this proxy statement.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Incentive Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

As a result of Section 409A of the Code and the Treasury regulations promulgated thereunder (“Section 409A”), however, nonstatutory stock options and stock appreciation rights granted with an exercise price below the fair market value of the underlying stock or with a deferral feature may be taxable to the recipient in the year of vesting in an amount equal to the difference between the then fair market value of the underlying stock and the exercise price of such awards and may be subject to an additional 20% federal income tax plus penalties and interest. In addition, certain states, such as California, have adopted similar tax provisions.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Section 409A. Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. Awards granted under the 1996 Plan with a deferral feature will be subject to the requirements of Section 409A, including discount stock options and stock appreciation rights discussed above. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Some states may also apply a penalty tax (for instance, California imposes a 20% penalty tax in addition to the 20% federal penalty tax). The Internal Revenue Service has not issued complete and final guidance under Section 409A and, accordingly, the requirements of Section 409A (and the application of those requirements to Awards issued under the Incentive Plan) are not entirely clear. We strongly encourage recipients of such Awards to consult their tax, financial, or other advisor regarding the tax treatment of such Awards.

Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an Award under the Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer (i.e., its principal executive officer) and to each of its three most highly compensated executive officers for the taxable year (other than the principal executive officer or principal financial officer). Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include shareholder approval of the Incentive Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Incentive Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of July 31, 2007 about shares of our common stock that may be issued upon the exercise of options and similar rights under all of our existing equity compensation plans, including our 2001 Stock Option Plan, our 1994 Employee Stock Purchase Plan, the 1994 Director Option Plan, and our 1992 Stock Option Plan. Our 1992 Stock Option Plan was terminated in 2001, and our 1994 Director Option Plan was terminated in August 2003. No further grants will be made under these plans although pre-existing options remain outstanding and are subject to the terms of the applicable plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	5,226,295	(2)	$13.20	(3)	1,337,337	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	5,226,295		$13.20		1,337,337

(1)	We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 1994 Employee Stock Purchase Plan or the weighted average exercise price of outstanding rights under that plan. The 1994 Employee Stock Purchase Plan provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.

(2)	Reflects the number of shares of common stock to be issued upon exercise of outstanding options under the 1992 Stock Option Plan, the 1994 Director Option Plan, and the 2001 Stock Option Plan.

(3)	Reflects weighted average exercise price of outstanding options under the 1992 Stock Option Plan, the 1994 Director Option Plan, and the 2001 Stock Option Plan.

(4)	Includes securities available for future issuance under the 1994 Employee Stock Purchase Plan and the 2001 Stock Option Plan. No securities are available for future issuance under the 1992 Stock Option Plan and 1994 Director Option Plan.

PROPOSAL THREE
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

On January 30, 2006, the audit committee of our board of directors dismissed KPMG LLP (“KPMG”) as its independent registered public accounting firm. The audit committee appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal years ended July 31, 2006 and July 31, 2007.

The audit report of KPMG LLP on the consolidated financial statements of the Company and its subsidiaries as of and for the year ended July 31, 2005 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of KPMG LLP on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of July 31, 2005 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During our fiscal year ended July 31, 2005, and through January 30, 2006, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference thereto in its reports on the Company’s financial statements for such years.

During our fiscal year ended July 31, 2005, and through January 30, 2006, there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

On January 27, 2006, the audit committee approved the engagement of Ernst & Young LLP as our independent registered public accounting firm. During our fiscal year ended July 31, 2005 and through January 27, 2006, neither the Company nor anyone acting on our behalf consulted with Ernst & Young LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). The Company has authorized KPMG to respond fully to the inquiries of Ernst & Young LLP.

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for the current fiscal year ending July 31, 2008. A representative of Ernst & Young LLP, expected to be present at the 2007 Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. Shareholder ratification of the selection of Ernst & Young LLP is not required by our bylaws or otherwise. Our audit committee is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice.

In the event the shareholders fail to ratify the appointment of Ernst & Young LLP, the audit committee will reconsider its selection. Even if the selection of the independent registered public accounting firm is ratified by our shareholders, the audit committee may, in its discretion, direct the appointment of a different independent accounting firm at any time during the year if it feels that such a change would be in the best interests of Copart and its shareholders.

Auditor Fees and Services

The following table presents fees for professional services rendered for the audit of our consolidated annual financial statements by our independent registered public accounting firm, Ernst & Young LLP and our former independent registered public accounting firm, KPMG LLP, for fiscal years ended July 31, 2007 and 2006. The table also includes fees billed for audit services, audit-related services, tax services and all other services rendered by Ernst & Young LLP for fiscal years ended July 31, 2007 and July 31, 2006:

Nature of Service	Fiscal Year 2007	Fiscal Year 2006
Audit Fees(1)	$1,910,295	$1,888,800
Audit-Related Fees(2)	$234,111	$94,413
Tax Fees(3)	$62,715	$26,200
All Other Fees(4)	$—	$—

(1)	We were billed fees for audit services totaling $1,900,470 by Ernst & Young LLP and $9,825 by KPMG LLP in fiscal 2007; and $1,813,800 by Ernst & Young LLP and $75,000 by KPMG LLP in fiscal 2006. Audit fees consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of our interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	We were billed for audit related fees totaling $189,111 by Ernst &Young LLP and $45,000 by KPMG LLP in fiscal 2007. We were also billed for audit related fees totaling $94,413 by KPMG LLP in fiscal 2006. Audit related fees consist of fees billed or for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

(3)	We were billed fees for tax related services totaling $62,715 and $26,200 by Ernst & Young LLP in fiscal 2007 and 2006, respectively. Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state, and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

(4)	Consists of fees for products and services other than the services reported above. We did not retain Ernst & Young LLP or KPMG LLP for any other services in fiscal 2007 or 2006.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval. The audit committee may also pre-approve particular services on a case-by-case basis.

Vote Required

Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present at the 2007 Annual Meeting, either in person or by proxy.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that shareholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as our independent registered public accounting firm for the current fiscal year ending July 31, 2008.

AUDIT COMMITTEE REPORT

The following report of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this information be incorporated by reference by any general statement incorporating by reference this proxy into any filing under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference in such filing.

The audit committee or our board of directors consisted at all times during fiscal 2007 of directors Blumenstein, Grosfeld and Cohan (Chairman), except that Jonathan Vannini stepped down from the audit committee when his term as a director ended on December 18, 2006, and Daniel Englander was appointed a member of the audit committee on October 10, 2006. Subsequent to the end of fiscal 2007, effective September 14, 2007 Messrs. Blumenstein and Grosfeld retired from our board of directors and the vacancies created were filled by the appointment of Barry Rosenstein and Thomas Smith on September 17, 2007. Mr. Smith became a member of our audit committee at that time. Accordingly, the committee consisted of directors Cohan, Blumenstein, Grosfeld and Vannini at the audit committee meeting at which our first fiscal quarter’s results were reviewed; directors Cohan, Blumenstein, Grosfeld and Englander at the audit committee meetings at which our second and third quarters results were reviewed; and directors Cohan, Englander and Smith at the audit committee meeting at which the our fourth quarter and fiscal 2007 results were reviewed. None of the directors serving at any time as audit committee members is or were our officers or employees. Our audit committee believes that all of its current members are and were independent directors as defined by applicable NASDAQ Global Select Market rules and listing standards and the rules and regulations of the Securities and Exchange Commission. The board of directors has adopted a written charter for the audit committee.

The audit committee has reviewed and discussed with management and Ernst & Young LLP our audited consolidated financial statements and financial reporting processes. Our management has the primary responsibility for our financial statements and financial reporting processes, including the system of internal controls. Ernst & Young LLP, our current independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. The audit committee reviews and monitors these processes and receives reports from Ernst & Young LLP and management. The audit committee also discusses with Ernst & Young LLP the overall scope and plans of their audits, their evaluation of our internal controls, and the overall quality of our financial reporting processes.

The audit committee has discussed with Ernst & Young LLP those matters required to be discussed by Statement of Auditing Standards No. 61 (“Communication With Audit Committees”) and has also discussed with the audit committee that firm’s independence from management and the Company. The audit committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standard Board Standard No. 1 (Independence Discussions with Audit Committee). The audit committee has also considered whether Ernst & Young LLP’s provision to us of non-audit services (such as tax-related services, due diligence procedures, and services and advice related to acquisitions) that are not otherwise prohibited by applicable law is compatible with maintaining the independence of Ernst & Young LLP with respect to the Company and management.

Based upon the reviews, discussions and considerations referred to above, the audit committee has recommended to the board of directors that our audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2007, and that Ernst & Young LLP be appointed as the independent registered public accounting firm for the Company for fiscal year 2008.

Respectfully submitted by:

The audit committee of the board of directors

Steven D. Cohan (Chairman)
Daniel J. Englander
Thomas W. Smith

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This section of our proxy statement provides you with an overview of our executive compensation programs, the material decisions we have made with respect to each element of our executive compensation program, and the most important factors relevant to making those decisions. Following this discussion, you will find further information in the executive compensation tables, beginning on page 33, which provide additional detail about the compensation earned by or paid to each of our “named executive officers.” Our named executive officers consist of our chief executive officer, our chief financial officer, and our three most highly compensated executive officers other than our chief executive and chief financial officers during the fiscal year ended July 31, 2007. For fiscal 2007, our named executive officers were Willis J. Johnson, our chairman and chief executive officer; William E. Franklin, our chief financial officer; A. Jayson Adair, our president; James E. Meeks, until August 1, 2007 our executive vice president and chief operating officer; and Vincent W. Mitz, our senior vice president of marketing who, on August 1, 2007, assumed the title and responsibility of executive vice president.

Compensation Philosophy and Program Design

The principal objectives of our compensation and benefits programs for executive officers are to attract and retain senior executive management, to motivate their performance toward corporate objectives, and to align their long-term interests with those of our shareholders. Our compensation committee believes that maintaining and improving the quality and skills of our management and appropriately incentivizing their performance are critical factors that will affect the long-term value realized by our shareholders.

Compensation for our executive officers has historically consisted of three elements — base salary, a cash incentive bonus, and stock option awards. Our compensation committee has not adopted any formal or informal policies or guidelines for allocating compensation between cash and equity compensation or among different forms of non-equity compensation. The compensation committee’s philosophy has been that a substantial portion of an executive officer’s compensation should be performance-based, whether in the form of equity or cash bonus compensation. In that regard, we expect that payments under our cash incentive plans and, to a lesser extent as discussed below, awards under our equity incentive programs will continue to comprise a significant component of executive compensation.

Historically, we have not determined our compensation levels based on specific peer company benchmarks or analyses prepared by outside compensation consultants. Rather, our compensation committee has based its determinations on the committee’s collective assessment of subjective and quantitative factors relating to corporate and individual performance and on the committee’s experience and view of appropriate levels of compensation in light of our size and operating budgets; the historically increasing geographic scope of our operations; and the responsibilities and performance of the individual officer. We expect that during fiscal 2008 the compensation committee will retain the services of an outside compensation consultant prior to making compensation decisions for fiscal 2009.

On an annual basis after the end of each fiscal year, our compensation committee has traditionally made its determinations concerning base salary, cash bonuses, and additional equity incentive awards based on a review of our financial performance during the prior fiscal year, each individual officer’s contribution toward that performance, and the recommendation of our chief executive officer and president. Although the committee has historically not identified specific financial performance targets (except in connection with the cash bonus plan approved in fiscal 2006, as discussed below), its annual analysis has focused on quantitative factors such as trends in our revenues and earnings per share. The committee has also reviewed more subjective factors such as the growth in the scope of our operations, our performance in effectively integrating important acquisitions, and our performance in implementing key corporate strategic initiatives such as the conversion of all our North American salvage yards to a proprietary Internet-based auction service in fiscal 2004.

The committee believes that growth in executive compensation at Copart has been appropriately correlated with the substantial growth in our business. In addition, with the exception of our chief financial officer, each of our named executive officers has been employed with Copart for over a decade and with either Copart or a company we acquired for tenures ranging from 17 to 25 years. In particular, our chief executive officer founded Copart twenty-five years ago and has overseen our growth from a single salvage yard facility in California to 135 salvage facilities in the United States, the United Kingdom, and Canada as of September 30, 2007. Our compensation committee believes that our levels of executive compensation are generally reasonable and appropriate in light of the size of our business, both financially and operationally, the substantial contribution of our long-tenured executive team in contributing to our historical growth, and the need to retain our key executive officers, who have substantial levels of industry and Copart-specific experience.

Role of Our Compensation Committee; Annual Review Process

Our compensation committee currently consists of directors Daniel J. Englander, Steven D. Cohan, and Thomas W. Smith. Messrs. Englander and Cohan joined our compensation committee on October 10, 2006, and Mr. Smith joined our compensation committee on September 17, 2007. During fiscal 2007 and until their resignations from our board of directors effective as of September 14, 2007, our compensation committee also included former directors Harold Blumenstein and James Grosfeld. In addition, for a portion of fiscal 2007 until the expiration of his term as a director on December 18, 2006, our compensation committee included former director Jonathan Vannini. Each of the current and former members of our compensation committee during 2007 is or was an independent director under the rules of the NASDAQ Global Market, an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, and a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Our compensation committee administers our executive compensation programs. In carrying out its responsibilities, the committee communicates our executive compensation philosophies and policies to our executive officers; participates in the continuing development of, and approves changes in, our compensation policies; conducts an annual review to approve each element of executive compensation, considering management recommendations; and administers our equity incentive plans, for which it retains sole authority to approve grants of awards to any of our executive officers.

Our chief executive officer and president do not participate in final discussions of their own compensation but do support the compensation committee’s work by providing information relating to our financial plans, performance assessments of our executive officers and other personnel-related data. In particular, our chief executive officer, as the person to whom our other officers directly report, is responsible for evaluating individual officers’ contributions to corporate objectives as well as their performance relative to individual objectives. At the beginning of each fiscal year, our chief executive officer and president make recommendations to the compensation committee with respect to all elements of compensation for each of our executive officers, including the chief executive officer and president. Our compensation committee then discusses these recommendations, first with the chief executive officer and president present and then in executive session. Our compensation committee is responsible for the final approval of all forms of executive compensation and has in the past modified these recommendations following discussions with our chief executive officer and president.

Our compensation committee has the authority under its charter to engage the services of outside advisors and experts for assistance. Historically, the compensation committee has not relied on outside advisors for purposes of making determinations with respect to executive compensation, but the compensation committee expects to engage a consultant in fiscal 2008.

Principal Components of Executive Compensation

Our executive compensation program consists of four principal components:

•	base salary;

•	annual cash bonuses;

•	equity-based incentives; and

•	benefits.

Currently, our cash compensation plan provides short-term incentives that are paid out within one year. We do not have any deferred compensation plans. Our equity-based incentives are long-term incentives that are based on the parameters described below under “equity-based incentives.” We believe that a program containing each of these components, combining both short and long-term incentives, is necessary to achieve our compensation objectives and that collectively these components have been effective in properly incentivizing our named executive officers.

Each of our executive officers is an “at-will” employee, and we are not parties to any formal written employment contract with any of our executive officers, except for the employment agreements with Messrs. Franklin and Wylie. For further discussion of the terms of the employment agreements with Messrs. Franklin and Wylie, see the information under the caption “Employment Arrangements with Chief Financial Officer and Vice President, Human Resources” on page 31 of this proxy statement.

Weighting of Compensation Components

Our compensation committee has not historically made any specific determination with respect to the weighting of the various elements of executive compensation. Rather, the committee’s determinations have been largely subjective, based on factors relevant to the individual executive and the committee’s view of the relative importance of each component in meeting our overall objectives. For example, our compensation committee believes that compensation for our chief executive officer has generally been weighted more toward cash elements, in part because of Mr. Johnson’s substantial existing equity ownership as our founder. As discussed below, the committee has from time to time granted equity incentives to Mr. Johnson in the form of stock options although the committee believes the weighting of this element for our chief executive officer relative to cash elements has been less than would typically be seen at comparable companies.

Base Salary

Base salary for our chief executive officer and other officers reflects the scope of their respective responsibilities, seniority, and competitive market factors. Salary adjustments are determined by the compensation committee, generally following its review of recommendations from the chief executive officer and president. Any adjustments are made following consideration of competitive factors, our overall financial results, our budget requirements and the committee’s perception of individual performance.

At the beginning of fiscal 2007 our compensation committee set executive base salaries for fiscal 2007. At the beginning of fiscal 2008 the committee met and again made base salary determinations for our named executive officers. The following table indicates base salary determinations for our 2007 named executive officers:

Executive Officer	Fiscal 2006 Base Salary	Fiscal 2007 Base Salary	2006–2007 % Change	Fiscal 2008 Base Salary		2007–2008 % Change
Willis J. Johnson	$600,000	$750,000	25%		$750,000	—
A. Jayson Adair	$500,000	$600,000	20%		$600,000	—
William E. Franklin	$240,000	$270,000	12.5%		$270,000	—
James E. Meeks	$300,000	$375,000	25%	$	N/A	—
Vincent W. Mitz	$240,000	$270,000	12.5%		$375,000	38.9%

As the preceding table indicates, from fiscal 2006 to fiscal 2007, we increased the base salaries of our named executive officers by amounts ranging from 12.5% to 25%. Other than with respect to Mr. Mitz, we did not implement any changes in base salaries for any of our named executive officers from fiscal 2007 to fiscal 2008.

The compensation committee approved the base salary increases for our named executive officers from fiscal 2006 to fiscal 2007 based largely on our improved financial performance. Between fiscal 2006 and fiscal 2007, our revenues increased 6.1% from $528.6 million to $560.7 million, our operating margin percentage increased from 32.5% to 36.2%, and our dilutive earnings per share increased from $1.21 to $1.46. The compensation committee attributed our improved financial performance in part to the successful implementation of our proprietary VB2 Internet-based auction system, which we first implemented across all our salvage yards in our fiscal 2004 and which our chief executive officer and president were instrumental in conceiving and implementing. The larger percentage increase in Mr. Meeks’ base salary from fiscal 2006 to fiscal 2007 also reflects the operational performance of our yards during fiscal 2006. On August 1, 2007, Mr. Meeks relinquished the titles and responsibilities of executive vice president and chief operating officer. However, he will remain with the Company as an advisor until December 31, 2007, at which time he will retire as our employee but not as our director.

In August 2007, as part of its annual compensation review, the compensation committee determined not to make any additional increases in base salary for our named executive officers, other than with respect to Mr. Mitz, who was promoted from senior vice president, marketing to executive vice president in August 2007. The increased base salary for Mr. Mitz is attributable to his increased responsibility associated with his promotion, to executive vice president. The determination not to make additional base salary increases for other executive officers was based largely on management’s recommendations, the size of the increases from 2006 to 2007, and the committee’s determination that these base salaries remained competitive and appropriate.

Cash Bonuses

Annual cash bonus incentives for our officers and other employees are designed principally to reward performance that has furthered key corporate objectives, particularly financial objectives. Historically, except as described below with respect to our chief executive officer and president in fiscal 2006, our executive officers have not participated in any formal bonus plan, and bonuses have been approved solely on a discretionary basis by the compensation committee following the end of each fiscal year. In determining whether to approve bonuses and the appropriate amount of the bonuses, the compensation committee has historically focused on our growth in revenue and earnings per share, their subjective assessment of individual officer performance (with input from the chief executive officer and president with respect to all other officers), our operating budgets, and the recommendations of our chief executive officer and president.

The following table indicates cash bonuses paid to our named executive officers in fiscal 2006 and fiscal 2007.

Executive Officer	Fiscal 2006 Cash Bonus	Fiscal 2007 Cash Bonus
Willis J. Johnson	$1,050,000	$1,050,000
A. Jayson Adair	$800,000	$800,000
William E. Franklin	$250,000	$250,000
James E. Meeks	$450,000	$600,000
Vincent W. Mitz	$250,000	$300,000

In October 2005, we adopted the Copart Inc. Executive Bonus Plan, which was approved by our shareholders in December 2005. Under the executive bonus plan, the compensation committee is authorized to select the individual participants who may be eligible to receive cash incentive awards under the plan. The committee is also authorized to establish target awards under the plan based on achievement of established performance goals. With respect to payment of actual awards under the plan, the compensation committee has the discretion to eliminate awards or reduce the amount of awards below what would otherwise have been payable based on the original performance goals and target awards. Performance goals under the executive bonus plan may relate to one or any combination of earnings per share, operating cash flows, operating income, after-tax profits, before-tax profits, return on assets, return on equity, return on sales, revenue, and shareholder returns. Under the executive bonus plan, the performance goals may differ from participant to participant and from award to award. Our executive bonus plan is intended to permit the grant of awards that qualify as performance-based compensation under section 162(m) of the Internal Revenue Code.

For fiscal 2006, participants under the executive bonus plan were Willis J. Johnson, our chief executive officer, and A. Jayson Adair, our president. The performance goals under the executive bonus plan for fiscal 2006 related to growth in revenue. Based on achievement of the performance goals and target awards established for fiscal 2006, Mr. Johnson would have been eligible to receive a cash incentive bonus of $2.0 million, and Mr. Adair would have been eligible to receive a cash incentive bonus of $1.8 million. With respect to fiscal 2006 payments under the executive bonus plan, the compensation committee exercised its authority to reduce the size of the award payable and set the fiscal 2006 bonus payments at $1.05 million and $800,000 for Mr. Johnson and Mr. Adair, respectively.

All other bonus payments to the named executive officers for fiscal 2006 were discretionary bonus payments approved by the compensation committee based on individual and corporate performance and recommendations from the chief executive officer and president. All fiscal 2006 cash bonuses were paid in August 2006, immediately after the end of fiscal 2006.

For fiscal 2007, no performance goals or target awards were established under our executive bonus plan, and all fiscal 2007 cash bonuses were discretionary bonuses approved by the compensation committee based on its review of individual and corporate performance and recommendations of our chief executive officer and president. Other than with respect to Mr. Meeks and Mr. Mitz, our named executive officers received equivalent cash bonuses for fiscal 2007 and fiscal 2006. The increase for Mr. Meeks was principally attributable to our operating performance in fiscal 2007, and Mr. Mitz’s increased bonus reflected his acceptance of new executive responsibilities. Fiscal 2007 bonuses were paid in August 2007, immediately after the end of fiscal 2007.

In October 2007, our compensation committee determined that Willis J. Johnson, our chief executive officer and A. Jayson Adair, our president would be participants eligible to receive bonus payments under the Copart, Inc., Executive Bonus Plan for the fiscal 2008 performance period, ending on July 31, 2008. The performance goal for fiscal 2008 relates to growth in revenue. Our compensation committee set the performance goal based on our 2008 operating plan at levels they believed to be attainable. The committee acknowledged, however, that achieving these performance goals would require substantial management time and attention. In particular, with the recent acquisition of Universal Salvage plc in the United Kingdom, the geographic scope and complexity of our business has expanded substantially. We expect our executive officers will need to focus substantial attention on the integration of Universal into our existing business, including the integration of Universal into our Internet auction business model. We do not have any prior experience operating our business outside North America, and in order to achieve the performance goals under the executive bonus plan, our executive officers will need to continue to manage and grow our business in North America while at the same time integrating our recent UK acquisitions, Universal Salvage and Century Salvage Sales.

Equity Based Incentives

We grant equity-based incentives to employees, including our executive officers, in order to create a corporate culture that aligns employee interests with shareholder interests. We have not adopted any specific stock ownership guidelines for our executive officers. Other than with respect to Mr. Johnson, who continues to hold a substantial equity stake in us from the time we were founded, our equity incentive plans have provided the principal method for our executive officers to acquire an equity position in our company.

We have historically granted equity incentives, principally in the form of stock options but recently in the form of restricted stock to our general managers and regional managers, under our 1992 Stock Option Plan and our 2001 Stock Option Plan. In this proxy statement, we are seeking approval of a 2007 Equity Incentive Plan, which will provide for the grant of a broad range of equity incentives, including stock options, restricted stock, and restricted stock units, as more fully described under proposal two — Approval of the 2007 Equity Incentive Plan, beginning on page 14.

Only our compensation committee is authorized to grant awards under our equity incentive plans to our executive officers. In December 2006, our board of directors established the non-officer stock grant committee, comprised of Mr. Johnson, Mr. Adair, and Mr. Meeks. The non-officer stock grant committee is authorized to grant stock options to our non-officer employees and restricted stock our regional and general managers under restricted stock plans implemented for manager grants. The non-officer grant committee is not authorized to issue stock options or grant restricted stock for more than 200,000 shares in the aggregate without further approval of our board of directors.

With respect to executive officers, our practice has been to grant options to executive officers on an annual basis as part of the annual review process immediately after the end of each fiscal year. We do not always make annual option grants to our executive officers. For example, we made no option grants after fiscal year 2006. Generally, in making its determination concerning additional option grants, the compensation committee will consider individual performance, competitive factors, and the recommendations of our chief executive officer and president.

To date, our equity incentive awards to executive officers have been granted principally with time-based vesting. Our option grants typically vest over a five-year period, with 20% vesting on the first anniversary of grant and the remaining shares vesting in equal monthly installments over the remaining four years. Although our practice in recent years has been to provide equity incentives to executive officers in the form of stock option grants that vest over time, our compensation committee may in the future consider alternative forms of equity, such as performance shares, restricted stock units, or restricted stock awards with alternative vesting strategies based on the achievement of performance milestones or financial metrics.

The following table sets forth stock option grants to our named executive officers during fiscal 2006 and fiscal 2007. These option grants were approved as part of the annual review process following the completion of each fiscal year. The exercise price of all options was based on the closing price of our common stock in trading on the NASDAQ Global Market on the date of grant. The fiscal 2007 option grants were approved during a closed trading window and consistent with our stock option grant policy described below, these options were priced and effectively granted as of the date our trading window opened following the announcement of our fourth quarter and fiscal 2007 financial results.

Executive Officer	Fiscal 2006 Option Shares	Exercise Price	Fiscal 2007 Option Shares	Exercise Price
Willis J. Johnson	—	N/A	200,000	$34.39
A. Jayson Adair	—	N/A	200,000	$34.39
William E. Franklin	—	N/A	50,000	$34.39
James E. Meeks	—	N/A	N/A	N/A
Vincent W. Mitz	—	N/A	100,000	$34.39

In connection with his retirement as an executive officer effective August 1, 2007 and in partial consideration of his continued consulting services to us through December 31, 2007, our board of directors approved the accelerated vesting of all outstanding and unvested options held by Mr. Meeks as of December 31, 2007. We currently estimate that an aggregate number of otherwise unvested options of 68,750, with a weighted average exercise price of $20.39 will become fully vested effective December 31, 2007

In June 2007, our compensation committee and board of directors adopted a policy with respect to the grant of stock options and other equity incentive awards. Among other provisions, the policy generally prohibits the grant of stock option awards to executive officers during closed trading windows under our insider trading policy. In addition, the policy requires that all stock option grants to executive officers be approved at meetings of the compensation committee rather than by written consent of the committee.

Benefits and Perquisites

We provide the following benefits to our named executive officers, generally on the same basis provided to our other employees:

•	health, dental, and vision insurance;

•	medical and dependant care flexible spending account;

•	short- and long-term disability insurance;

•	accidental death and dismemberment insurance; and

•	401(k) plan.

We provide our chief executive officer and president limited ability to use our corporate aircraft for personal purposes. The compensation committee has authorized Mr. Johnson and Mr. Adair to use the aircraft for personal purposes for up to 50 flight hours per fiscal year. Flight hours in excess of these amounts would require the additional approval of the compensation committee. The compensation committee values this benefit for compensation purposes on an annual basis pursuant to guidelines established by the Internal Revenue Service, and Mr. Johnson and Mr. Adair are responsible for all taxes resulting from any deemed income arising from this benefit. In addition, we provide Messrs. Johnson, Adair and Meeks with company-owned or leased automobiles that may be used for personal purposes and Messrs. Mitz and Franklin with a monthly automobile expense allowance.

Employment Arrangements with Chief Financial Officer and Vice President, Human Resources

We are not parties to any written employment agreements with any of our named executive officers, except for an employment agreement we entered into with William E. Franklin, our senior vice president and chief financial officer in fiscal 2004. In fiscal 2003, we also entered into an employment agreement with Thomas Wylie, our senior vice president of human resources, who is not a named executive officer. Each employment agreement sets forth the base salary, bonus opportunity, stock options, benefits and the responsibilities of each position in effect at the time of execution of the agreement. In addition, each agreement requires Copart to provide compensation to these officers in the event of termination of employment. The compensation due in the event of the termination of each employment agreement varies depending on the nature of the termination. What is meant by the terms “cause” and “good reason” is described more fully below.

Each employment agreement with Messrs. Franklin and Wylie provides that in the event the executive’s employment is terminated without cause, such executive officer will be entitled to payment of his then current base salary for a period of twelve (12) months after the date of termination, payable beginning 30 days after the date of termination. If Mr. Franklin’s employment had been terminated without cause as of July 31, 2007, pursuant to his employment agreement he would have been entitled to $270,000 payable over a twelve (12) month period. Each employment agreement also provides that in the event the executive resigns for good reason, such executive will be entitled to the same compensation described above in this paragraph.

Each employment agreement provides that in the event the executive officer’s employment is terminated for any reason other than as described in the preceding paragraph, including by reason of death or disability or cause then the executive shall be entitled to receive severance and any other benefits as then provided under the Company’s existing severance and benefit plans and policies at the time of termination.

In each employment agreement described above, cause means any of the following: (i) willful or grossly negligent failure to substantially perform his duties; (ii) commission of gross misconduct which is injurious to the Company; (iii) breach of a material provision of the employment agreement or agreements incorporated therein; (iv) material violation of a federal or state law or regulation applicable to the business of the Company; (v) misappropriation or embezzlement of Company funds or an act of fraud or dishonesty upon the Company made by the executive; (vi) conviction of, or plea of nolo contendre to, a felony; or (vii) continued failure to comply with directives of senior management.

In each employment agreement described above, good reason means the executive’s resignation, if one or more of the following events shall have occurred (unless such event(s) applies generally to all senior management of the Company): (i) without the executive’s written consent, the assignment to the executive of any duties or the reduction of the executive’s duties, either of which results in a significant diminution in the executive’s position or responsibilities; (ii) a material reduction by the Company in his base salary as in effect immediately prior to such reduction; (iii) a material reduction by the Company in the kind or level of employee benefits to which the executive is entitled immediately prior to such reduction with the result that the executive’s overall benefits package is significantly reduced; (iv) any material breach by the Company of any material provision of the employment agreement.

Change in Control Provisions

The employment agreements entered into with Messrs. Franklin and Wylie do not provide for severance payments or acceleration of options in the event of a change in control. Neither does our 2001 Stock Option Plan provide for the acceleration of outstanding options or other equity incentive awards in the event of a change in control (as defined in the plan), except in the limited circumstance where the successor corporation does not assume our outstanding options. When a successor corporation does not assume our options in the event of an acquisition or merger, the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise vested or exercisable. The right to exercise the option or stock purchase right is applicable to all of our employees including our named executive officers.

In the event of a change in control (as defined in the plan), if the awards to be granted pursuant to the Incentive Plan are not assumed by the successor corporation, the compensation committee has the authority as administrator of the Incentive Plan to accelerate the vesting of the awards. See page 18 of this proxy statement under the caption “Summary of the 2007 Equity Incentive Plan — Change in Control” for a more detailed discussion.

Tax Deductibility of Compensation

Section 162(m) of the Code limits the amount of non-performance based compensation paid to our chief executive officer and to each of our four most highly compensated officers to $1 million per person, unless certain exemption requirements are satisfied. Exemptions to this deductibility limit may be made for various forms of “performance-based” compensation that are approved by our shareholders. Because our equity incentive plans and executive bonus plan have been approved by our shareholders, awards under these plans in excess of $1 million should generally be deductible pursuant to Section 162(m), provided the requirements of Section 162(m) are satisfied. In fiscal 2007, we approved all of our cash bonuses on a discretionary basis outside of the executive bonus plan. As a result, cash compensation paid to our chief executive officer and president in excess of $1 million during fiscal 2007 was not deductible for federal tax purposes.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement immediately above. Based on this review and discussion, the compensation committee has recommended to the board of directors that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended July 31, 2007.

COMPENSATION COMMITTEE

Daniel J. Englander, Chairman
Steven D. Cohan
Thomas W. Smith

Fiscal 2007 Summary Compensation Table

The following table sets forth information regarding all of the compensation awarded to, earned by, or paid to our chief executive officer, our chief financial officer and each of the three other most highly compensated executive officers during the fiscal year ended July 31, 2007. We refer to these officers as the “named executive officers.”

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)(4)(5)	Total ($)
Willis J. Johnson(6) Chief Executive Officer	2007	$750,000	$1,050,000	$267,000	$102,700	$2,169,700
William E. Franklin(7) Senior Vice President and Chief Financial Officer	2007	270,000	250,000	114,300	15,700	650,000
A. Jayson Adair(8) President	2007	600,000	800,000	332,600	92,100	1,824,700
James E. Meeks(9) Executive Vice President and Chief Operating Officer	2007	375,000	600,000	285,200	22,800	1,283,000
Vincent W. Mitz(10) Senior Vice President of Marketing	2007	270,000	300,000	143,600	15,200	728,800

How the value of personal use of corporate aircraft is determined

We provide our chief executive officer and president limited ability to use our corporate aircraft for personal purposes, subject to the standards and limitations described under the caption “Compensation Discussion and Analysis — Benefits and Perquisites,” on page 30 of this proxy statement. For purposes of the summary compensation table above, consistent with Securities and Exchange Commission guidelines, we have valued these perquisites based on the incremental cost to us. For purposes of valuing personal use of corporate aircraft, we have used a method that takes into account (i) landing/parking/flight planning services and expenses; (ii) crew travel expenses; (iii) supplies and catering; (iv) aircraft fuel and oil expenses; (v) maintenance, parts and external labor; (vi) customs, foreign permit and similar fees, if any; and (vii) passenger ground transportation. Incremental cost does not include an allocable share of the fixed costs associated with the Company’s ownership of the aircraft.

(1)	The amounts represent bonuses that were awarded for services performed in the fiscal year ended July 31, 2007. Annual bonuses earned during a fiscal year are paid in the first quarter of the subsequent fiscal year.

(2)	The amounts presented are the dollar amounts of compensation expense recognized by the Company for financial statement reporting purposes for the fiscal year ended July 31, 2007. The amounts include compensation expense as reflected in our financial statements and calculated in accordance with SFAS No. 123(R) for awards granted in the fiscal year ended July 31, 2007 and in previous fiscal years, except the compensation expense amounts have not been reduced by the Company’s estimated forfeiture rate. See Note 1, “Summary of Significant Accounting Policies -Share-Based Compensation” to the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended July 31, 2007 for additional information about the Company’s accounting for share-based compensation arrangements, including the assumptions used in the Black-Scholes option-pricing model.
For the number of outstanding equity awards held by the named executive officers at fiscal year-end, see the Outstanding Equity Awards table. For the proceeds actually received by the named executive officers upon the exercise of stock options granted in prior years, see the Option Exercises table. Each option was granted either under the 1992 Stock Option Plan or 2001 Stock Option Plan and will become exercisable for the option shares in installments over the optionee’s period of service with the Company. Options vest over a five-year period at a rate of 20% per year. Each option has a maximum term of ten years, subject to earlier termination in the event of the optionee’s cessation of employment with the Company.

(3)	We pay 401(K) matching contributions, life and health insurance, and short-term disability premiums on behalf of all of our employees including our named executive officers.

(4)	The amounts shown in this column, other than the amounts for personal use of corporate aircraft discussed above, equal the actual cost to the Company of the particular benefit or perquisite provided.

(5)	Amounts in this column include the cost to the Company of a named executive officer’s personal use of a company-owned or leased automobile or an automobile expense allowance.

(6)	The amount shown for all other compensation includes (i) $5,400 in respect of life and health insurance, (ii) $82,900 in respect of personal use of corporate aircraft and (2) $14,400 in respect of personal use of a company-owned or leased automobile paid by Copart on behalf of Mr. Willis J. Johnson.

(7)	The amount shown for all other compensation includes (i) $1,600 in respect of 401(K) matching contributions, (ii) $8,100 in respect of life and health insurance, and (iii) $6,000 in respect of an automobile allowance paid by Copart on behalf of Mr. William E. Franklin.

(8)	The amount shown for all other compensation includes (i) $3,100 in respect of 401(K) matching contributions, (ii) $6,700 in respect of life and health insurance, (iii) $67,900 in respect of personal use of corporate aircraft, and (iv) $14,400 in respect of personal use of a company-owned or leased automobile paid by Copart on behalf of Mr. A. Jayson Adair.

(9)	On August 1, 2007 Mr. Meeks relinquished his titles and responsibilities of Executive Vice President and Chief Operating Officer. He will remain with the Company as an advisor until his retirement on December 31, 2007. The amount shown for all other compensation includes (i) $3,000 in respect of 401(K) matching contributions, (ii) $5,400 in respect of life and health insurance, and (iii) $14,400 in respect of personal use of a company-owned or leased automobile paid by Copart on behalf of Mr. James E. Meeks.

(10)	On August 1, 2007 Mr. Mitz assumed the title and responsibility of Executive Vice President. The amount shown for all other compensation includes (i) $1,100 in respect of 401(K) matching contributions, (ii) $8,100 in respect of life and health insurance, and (iii) $6,000 in respect of an automobile allowance paid by Copart on behalf of Mr. Vincent W. Mitz.

Grants of Plan-Based Awards in Fiscal 2007

No grants of plan-based awards were made to any of our named executive officers during the fiscal year ended July 31, 2007. However, in September 2007 after the 2007 fiscal year end, stock options were granted to our named executive officers, as discussed under the caption “Compensation Discussion and Analysis — Equity Based Incentives,” commencing on page 29 of this proxy statement.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table presents certain information concerning equity awards held by the named executive officers at the end of the fiscal year ended July 31, 2007. This table includes unexercised and unvested option awards. Each equity grant is shown separately for each named executive officer.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Grant Date(1)	Option Exercise Price ($)	Option Expiration Date
Willis J. Johnson	600,000	—	5/27/1998	$2.92	5/27/2008
	150,000	—	6/6/2001	16.93	6/6/2011
	94,091	5,909	10/21/2002	10.99	10/21/2012
	78,334	21,666	8/19/2003	8.8	8/19/2013
	35,000	65,000	10/4/2005	24.03	10/4/2015

William E. Franklin	4,000	9,999	3/15/2004	19.31	3/15/2014
	5,111	26,000	10/4/2005	24.03	10/4/2015

A. Jayson Adair	300,000	—	5/27/1998	2.92	5/27/2008
	600,000	—	1/21/1999	4.47	1/21/2009
	375,000	—	3/15/2000	11.12	3/15/2010
	150,000	—	6/6/2001	16.93	6/6/2011
	95,000	5,000	10/21/2002	10.99	10/21/2012
	78,334	21,666	8/19/2003	8.8	8/19/2013
	70,000	30,000	1/22/2004	18	1/22/2014
	35,000	65,000	10/4/2005	24.03	10/4/2015

James E. Meeks	50,000	—	3/15/2000	11.12	3/15/2010
	150,000	—	6/6/2001	16.93	6/6/2011
	10,791	5,909	10/21/2002	10.99	10/21/2012
	15,000	10,000	8/19/2003	8.8	8/19/2013
	52,500	22,500	1/22/2004	18	1/22/2014
	26,250	48,750	10/4/2005	24.03	10/4/2015

Vincent W. Mitz	6,667	2,500	10/21/2002	10.99	10/21/2012
	6,588	10,912	8/19/2003	8.80	8/19/2013
	35,000	15,000	1/22/2004	18.00	1/22/2014
	14,000	26,000	10/4/2005	24.03	10/4/2015

(1)	All option grants vest 20% on the one-year anniversary of the grant date and 1.67% each month thereafter.

Option Exercises in Fiscal Year 2007

The following table provides certain information concerning stock option exercises by each of the named executive officers during the fiscal year ended July 31, 2007, including the number of shares acquired upon exercise and the value realized, before payment of any applicable withholding tax and broker’s commissions. None of the named executive officers received stock awards in fiscal 2007.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Willis J. Johnson	—	$—
William E. Franklin	24,890	237,310
A. Jayson Adair	—	—
James E. Meeks	233,300	4,690,600
Vincent W. Mitz	148,333	2,698,300

(1)	Represents the fair value of underlying securities on the date of exercise, less the exercise price.

OTHER MATTERS

We know of no other matters to be submitted at the 2007 Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

ADJOURNMENT OF THE 2007 ANNUAL MEETING

In the event that there are not sufficient votes to approve any proposal incorporated in this proxy statement at the time of the 2007 Annual Meeting, the 2007 Annual Meeting may be adjourned in order to permit further solicitation of proxies from holders of our common stock. Proxies that are being solicited by our board of directors grant discretionary authority to vote for any adjournment, if necessary. If it is necessary to adjourn the 2007 Annual Meeting, and the adjournment is for a period of less than 45 days, no notice of the time and place of the adjourned meeting is required to be given to the shareholders other than an announcement of the time and place at the 2007 Annual Meeting. A majority of the shares represented and voting at the 2007 Annual Meeting is required to approve the adjournment, regardless of whether there is a quorum present at the annual meeting.

ANNUAL REPORT

A copy of our Annual Report for the fiscal year ended July 31, 2007 has been mailed concurrently with this proxy statement to all shareholders entitled to notice of, and to vote at, the 2007 Annual Meeting. The Annual Report is not incorporated into this proxy statement and is not proxy soliciting material.

For the Board of Directors
COPART, INC.

By:	____________________________ Paul A. Styer, Secretary

Dated: November 13, 2007

Site of the Copart, Inc. 2007 Annual Shareholder Meeting

Directions to:	Copart, Inc. 4665 Business Center Drive Fairfield, California 94534

From:	San Francisco Airport

Exit the airport on Highway 101 Northbound toward San Francisco. As you enter San Francisco follow the signs directing you towards the Bay Bridge. This is Interstate 80 Eastbound. Follow Interstate 80 Eastbound for approximately 40 miles. This will take you over the Bay and Carquinez Bridges. Continue east on Interstate 80 until you reach Fairfield. Once in Fairfield you will exit at Suisun Valley Road. Turn left onto Suisun Valley Road and go over the freeway. At the first set of traffic lights, turn left onto Mangels. At the next set of traffic lights, turn left onto Business Center Drive, and then go to the first building on the left at 4665 Business Center Drive.

Appendix A

AMENDED AND RESTATED CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF
COPART, INC.
(as amended and restated October 3, 2007)

PURPOSE:

The purpose of the Audit Committee of the Board of Directors (the “Board”) of Copart, Inc. and its subsidiaries (the “Company”) shall be to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•	Assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; and (iii) the independent auditor’s qualifications, independence and performance;

•	Prepare the report that the Securities and Exchange Commission (the “SEC”) rules require be included in the Company’s annual proxy statement;

•	Provide the Board with the results of the Audit Committee’s monitoring and recommendations derived therefrom; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

MEMBERSHIP:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board. The Audit Committee will consist of at least three members of the Board. Members of the Audit Committee must meet the following criteria:

•	Each member will be an independent director, as defined in (i) NASDAQ Rule 4200, (ii) NASDAQ Rule 4350(d), and (iii) the rules of the SEC, as in effect from time to time;

•	Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements;

•	No member may have participated in the preparation of the Company’s financial statements or the financial statements of any subsidiary of the Company during the last three (3) years; and

•	At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

ROLE OF THE AUDIT COMMITTEE:

This charter assigns oversight responsibility to the Audit Committee. Management shall be responsible for the preparation, presentation, and integrity of the Company’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor retained by the Audit Committee shall be responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

The members of the Committee are not acting as experts in accounting or auditing and may rely on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the Committee’s oversight does not provide an independent basis to determine that the Company’s financial statements have been prepared in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements by the independent auditor has been carried out in accordance with generally accepted auditing standards.

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

•	Reviewing from time to time, as may be appropriate, with management and with the independent and internal auditors, the adequacy of the Company’s system of internal controls, and to review, before its release, the disclosure regarding such system of internal financial and accounting controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	To inquire of the Company’s chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

•	Exercising sole responsibility for appointing, compensating (including all audit engagement fees and terms), overseeing the work of, and terminating the services of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting), for the purpose of preparing or issuing an audit report or related work, and pre-approving audit and permitted non-audit services provided to the Company by the independent auditors (or subsequently approving audit and permitted non-audit services in those circumstances where a subsequent approval is necessary and permissible) in accordance with the applicable requirements of the SEC and the Public Company Accounting Oversight Board (the “Oversight Board”);

•	Reviewing the independence of the outside auditors, including (i) obtaining on a periodic basis a formal written statement from the independent auditors regarding relationships and services with the Company that may impact independence, as defined by applicable standards and SEC requirements, (ii) presenting this statement to the Board, and (iii) to the extent there are relationships, monitoring and investigating them;

•	Reviewing and discussing with the independent auditors the proposed audit scope and approach; (ii) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (iii) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

•	Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the

SEC (which for purposes of the annual report shall include a recommendation as to whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K);

•	Reviewing separately with management and the independent auditors significant suggestions for improvements provided to management by the independent auditors and any significant difficulties encountered during the conduct of the audit, including any restrictions on the scope of work or access to information;

•	Reviewing before release with management and the independent auditors the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers and its code of conduct for all employees;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

•	If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

•	As appropriate, retaining outside legal, accounting or other advisors to advise or assist the Audit Committee in performing its functions;

•	Reviewing and approving in advance any proposed related party transactions;

•	Reviewing and assessing the adequacy of this charter on an annual basis, as required by marketplace Rule 4350(d)(1);

•	Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC;

•	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	Acting as the Company’s Qualified Legal Compliance Committee (“QLCC”) for the purposes of internal and external attorney reporting under SEC rules. The Audit Committee shall establish procedures for the confidential receipt, retention and consideration of any attorney report to the QLCC.

MEETINGS:

The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it will provide to the Board in advance.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately, without management present, with the independent auditors of the Company, at such times as it deems appropriate, to fulfill the responsibilities of the Audit Committee under this charter.

The audit committee will have regularly scheduled meetings at which only independent directors are present (“executive session”), as required by NASDAQ Rule 4350(c)(2).

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board as may be appropriate, consistent with the Committee’s charter.

COMPENSATION:

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.

Members of the Audit Committee may not receive any compensation, including any consulting, advisory or other compensatory fees, from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

DELEGATION OF AUTHORITY:

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its next scheduled meeting.

RESOURCES AND AUTHORITY OF THE AUDIT COMMITTEE:

The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:

1.	Compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

2.	Compensation of any advisors employed by the Audit Committee; and

3.	Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Appendix B

AMENDED AND RESTATED CHARTER FOR THE
COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS OF
COPART, INC.
(as amended in September 30, 2003)

PURPOSE:

The purpose of the Compensation Committee established pursuant to this charter is to review and approve, and, where appropriate, to and make recommendations to the Board of Directors (the “Board”) regarding all forms of compensation to be provided to the employees and directors of, and consultants to Copart, Inc., a California corporation, and its subsidiaries (the “Company”), including stock compensation and loans, and all bonus and stock compensation to all employees.

The Compensation Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board from time to time prescribes.

STATEMENT OF PHILOSOPHY:

The policy of the Compensation Committee is to maximize stockholder value over time. The primary goal of the Company’s Compensation Committee and its executive compensation program is therefore to closely align the interests of the officers with those of the Company’s stockholders. To achieve this goal the Committee attempts to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company; (ii) motivate individuals to perform at their highest level and reward outstanding achievement; (iii) maintain a significant portion of the executive’s total compensation at risk, tied to achievement of financial, organizational and management performance goals; and (iv) encourage executives to manage from the perspective of owners with an equity stake in the Company.

MEMBERSHIP:

The Compensation Committee shall consist of a minimum of two (2) non-employee directors of the Company as is determined by the Board. The members of the Compensation Committee are appointed by and serve at the discretion of the Board.

Each member of the Compensation Committee will be (i) an independent director as defined by the rules of The Nasdaq Stock Market, (ii) an “Outside Director” as such term is defined with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended, and (iii) a “non-employee” director as defined under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

RESPONSIBILITIES:

The responsibilities of the Compensation Committee include:

1.    Unless otherwise determined by a majority of the independent directors of the Board meeting in executive session, review and approve decisions regarding the compensation of the Chief Executive Officer of the Company (the “CEO”) (for purposes of this Compensation Committee Charter, the compensation of the CEO and the other officers of the Company to be approved by the Compensation Committee hereunder shall include all “plan” compensation as such term is defined in Item 402(a)(7) of Regulation S-K promulgated under the Securities Act of 1933, as amended);

B-1

2.    Unless otherwise determined by a majority of the independent directors of the Board, review and approve decisions regarding all forms of compensation to be provided to the officers of the Company;

3.    Review and make recommendations to the Board regarding general compensation goals and guidelines for the Company’s employees and the criteria by which bonuses to the Company’s employees are determined;

4.    Review and make recommendations to the Board regarding the compensation policy for the directors of and consultants to the Company;

5.    Act as the Administrator (as defined under each plan) and administer, within the authority delegated by the Board, the Company’s equity compensation plans adopted by the Board (the “Plans”). In its administration of the Plans, the Compensation Committee may, pursuant to authority delegated by the Board, (a) grant stock options or stock purchase rights to individuals eligible for such grants (including grants to individuals subject to Section 16 of the Exchange Act in compliance with Rule 16b-3 promulgated thereunder), (b) amend such stock options or stock purchase rights, and (c) take all other actions permitted under the Plans. The Compensation Committee shall also make recommendations to the Board with respect to amendments to the plans and changes in the number of shares reserved for issuance thereunder;

6.    Prepare a report (to be included in the Company’s proxy statement) which describes: (a) the criteria on which compensation paid to the CEO for the last completed fiscal year is based; (b) the relationship of such compensation to the Company’s performance; (c) the Compensation Committee’s executive compensation policies applicable to officers; and (d) the Company’s policies with respect to the $1 million deduction limit for certain executive compensation imposed by Section 162(m) of the IRC;

7.    Review its own charter, structure, processes and membership requirements from time to time;

8.    As appropriate, obtain advice and assistance from outside legal, accounting or other advisors, including, without limitation, any compensation consultant to be used by the Company or the Compensation Committee in the evaluation of CEO, executive officer, employee or director compensation; and

9.    Authorize the repurchase of shares from terminated employees pursuant to applicable law.

MEETINGS:

The Compensation Committee will meet at such times that it deems appropriate to fulfill its responsibilities of the Compensation Committee under this charter. The Compensation Committee shall establish its own schedule, which it will provide to the Board in advance. The members of the Compensation Committee may invite the Chief Executive Officer, the executive officer responsible for the Company’s human resources activities or any other person to attend meetings as appropriate.

MINUTES:

The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

The Compensation Committee will provide written reports to the Board of the Company regarding recommendations of the Compensation Committee submitted to the Board for action and copies of the written minutes of its meetings.

DELEGATION OF AUTHORITY:

The Compensation Committee may form and delegate authority to subcommittees when appropriate.

B-2

Appendix C

CHARTER FOR THE
NOMINATING AND GOVERNANCE COMMITTEE
OF
COPART, INC.

PURPOSE:

The purpose of the Nominating and Governance Committee is to ensure that the Board of Directors (the “Board”) of Copart, Inc., a California corporation, is properly constituted to meet its fiduciary obligations to stockholders and the Company and that the Company has and follows appropriate governance standards. To carry out this purpose, the Nominating and Governance Committee shall:

•	assist the Board by identifying prospective director nominees and to select the director nominees for the next annual meeting of stockholders; and

•	develop and recommend to the Board the governance principles applicable to the Company.

COMMITTEE MEMBERSHIP AND ORGANIZATION:

•	The Nominating and Governance Committee shall be comprised of no fewer than three (3) members.

•	The members of the Nominating and Governance Committee shall meet the independence requirements of Nasdaq Rule 4200.

•	The members of the Nominating and Governance Committee shall be appointed and replaced by the Board.

COMMITTEE RESPONSIBILITIES AND AUTHORITY:

•	Evaluate the current composition, organization and governance of the Board and its committees, determine future requirements and make recommendations to the Board for approval.

•	Determine on an annual basis desired Board qualifications, expertise and characteristics and conduct searches for potential Board members with corresponding attributes. Evaluate and propose nominees for election to the Board. In performing these tasks the Nominating and Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates.

•	Evaluate and make recommendations to the Board concerning the proposal of the Board slate for election. Consider stockholder nominees for election to the Board.

•	Evaluate and make recommendations to the Board concerning the appointment of directors to Board committees.

•	Evaluate and recommend termination of membership of individual directors in accordance with the Board’s governance principles, for cause or for other appropriate reasons.

•	Oversee the Board performance evaluation process including conducting surveys of director observations, suggestions and preferences.

•	Review its own charter, structure, processes and membership requirements from time to time.

•	In performing its responsibilities, the Nominating and Governance Committee shall have the authority to obtain advice, reports or opinions from internal or external counsel and expert advisors.

C-1

•	Make regular reports to the Board.

•	Maintain minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

•	Form and delegate authority to subcommittees when appropriate.

C-2

Appendix D

COPART, INC.
2007 EQUITY INCENTIVE PLAN

1.    Purposes of the Plan.  The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentives to individuals who perform services to the Company, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2.    Definitions.  As used herein, the following definitions will apply:

(a)    “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)    “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)    “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(d)    “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Change in Control” means the occurrence of any of the following events:

(i)    A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group, (“Person”) acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii)    A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)    A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets:

(A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

(g)    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(h)    “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(i)    “Common Stock” means the common stock of the Company.

(j)    “Company” means Copart, Inc., a California corporation, or any successor thereto.

(k)    “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(l)    “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(m)    “Director” means a member of the Board.

(n)    “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o)    “Earnings Per Share” means as to any performance period, the Company’s or a business unit’s Profit After-Tax, divided by a weighted average number of Shares outstanding and dilutive common equivalent Shares deemed outstanding, determined in accordance with generally accepted accounting principles.

(p)    “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)    “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(s)    “Fair Market Value” means, as of any date, the value of the Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system. If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock will be determined as the Administrator may determine in good faith.

(t)    “Fiscal Year” means the fiscal year of the Company.

(u)    “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v)    “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x)    “Operating Cash Flow” means as to any performance period, the Company’s or a business unit’s sum of Profit After-Tax plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles. “Operating Income” means as to any performance period, the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles. “Option” means a stock option granted pursuant to Section 6 of the Plan.

(aa)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb)    “Participant” means the holder of an outstanding Award.

(cc)    “Performance Goals” will have the meaning set forth in Section 11 of the Plan.

(dd)    “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(ee)    “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(ff)    “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(gg)    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(hh)    “Plan” means this 2007 Equity Incentive Plan.

(ii)    “Profit After-Tax” means as to any performance period, the Company’s or a business unit’s income after taxes, determined in accordance with generally accepted accounting principles. “Profit Before-Tax” means as to any performance period, the Company’s or a business unit’s income before taxes, determined in accordance with generally accepted accounting principles. “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(ll)    “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(mm)    “Return on Assets” means as to any performance period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

(nn)    “Return on Equity” means as to any performance period, the percentage equal to the Company’s Profit After-Tax divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

(oo)    “Return on Sales” means as to any performance period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, Revenue, determined in accordance with generally accepted accounting principles.

(pp)    “Revenue” means as to any performance period, the Company’s or business unit’s net sales, determined in accordance with generally accepted accounting principles.

(qq)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(rr)    “Section 16(b)” means Section 16(b) of the Exchange Act.

(ss)    “Service Provider” means an Employee, Director, or Consultant.

(tt)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(uu)    “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(vv)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ww)    “Total Shareholder Return” means as to any performance period, the total return (change in share price plus reinvestment of any dividends) of a Share.

3.    Stock Subject to the Plan.

(a)    Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 4,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)    Full Value Awards. Any Shares subject to Awards granted with an exercise price less than the Fair Market Value on the date of grant of such Awards will be counted against the numerical limits of this Section 3 as two (2) Shares for every one (1) Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), two (2) times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

(c)    Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and/or exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing provisions of this Section 3(c), subject to adjustment provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

(d)    Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.    Administration of the Plan.

(a)    Procedure.

(i)    Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)    Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)    Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)    Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)    Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)    to determine the Fair Market Value;

(ii)    to select the Service Providers to whom Awards may be granted hereunder;

(iii)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

(iv)    to determine the terms and conditions of any, and with the approval of the Company’s stockholders, to institute an Exchange Program;

(v)    to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vi)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(vii)    to modify or amend each Award (subject to Section 19(c) of the Plan). Notwithstanding the previous sentence, the Administrator may not, without the approval of the Company’s stockholders: (A) modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 14), or (B) cancel any outstanding Option or Stock Appreciation Right and immediately replace it with a new Option or Stock Appreciation Right with a lower exercise price;

(viii)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(ix)    to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

(x)    to make all other determinations deemed necessary or advisable for administering the Plan.

(c)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all Participants and any other holders of Awards.

5.    Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.    Stock Options.

(a)    Limitations.

(i)    Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000 (U.S.), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii)    The Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant, provided that during any Fiscal Year, no Participant will be granted an Option covering more than 1,000,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Options covering up to an additional 1,000,000 Shares.

(b)    Term of Option. The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)    Option Exercise Price and Consideration.

(i)    Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)    Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)    Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

(d)    Exercise of Option.

(i)    Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

(ii)    Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)    Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)    Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v)    Other Termination. A Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of three (3) months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7.    Stock Appreciation Rights.

(a)    Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)    Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 1,000,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 1,000,000 Shares.

(c)    Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.

(d)    Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)    Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to Stock Appreciation Rights.

(f)    Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)    The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8.    Restricted Stock.

(a)    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)    Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year no Participant will receive more than an aggregate of 300,000 Shares of Restricted Stock. Notwithstanding the foregoing limitation, in connection with his or her initial service as an Employee, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, an Employee may be granted an aggregate of up to an additional 300,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)    Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)    Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)    Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)    Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)    Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)    Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i)    Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9.    Restricted Stock Units.

(a)    Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(d), may be left to the discretion of the Administrator. Notwithstanding anything to the contrary in this subsection (a), for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 300,000 Restricted Stock Units. Notwithstanding the limitation in the previous sentence, for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Restricted Stock Units.

(b)    Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion will determine.

(c)    Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

(d)    Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e)    Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f)    Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

10.    Performance Units and Performance Shares.

(a)    Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year, for Performance Units or Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, (i) no Participant will receive Performance Units having an initial value greater than $2,000,000, and (ii) no Participant will receive more than 300,000 Performance Shares. Notwithstanding the foregoing limitation, for Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service, a Service Provider may be granted up to an additional 300,000 Performance Shares.

(b)    Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)    Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Performance Units/Shares.

(d)    Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)    Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)    Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g)    Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11.    Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including (a) Earnings per Share, (b) Operating Cash Flow, (c) Operating Income, (d) Profit After-Tax, (e) Profit Before-Tax, (f) Return on Assets, (g) Return on Equity, (h) Return on Sales, (i) Revenue, and (j) Total Shareholder Return. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award, which is consistently applied and identified in the financial statements, including footnotes, or the management discussion and analysis section of the Company’s annual report.

12.    Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13.    Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14.    Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9, and 10.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)    Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”). The Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the Successor Corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

15.    Tax Withholding

(a)    Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)    Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

16.    No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17.    Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18.    Term of Plan. Subject to Section 22 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 19 of the Plan.

19.    Amendment and Termination of the Plan.

(a)    Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)    Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)    Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.    Conditions Upon Issuance of Shares.

(a)    Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)    Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22.    Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

☐	Mark this box with an X if you have made changes to your name or address details above

Annual Meeting Proxy Card
A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR MAILING, INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR the following nominees.

	For	Withhold		For	Withhold		For	Withhold
01 – Willis J. Johnson	☐	☐	04 – Steven D. Cohan	☐	☐	07 – Thomas W. Smith	☐	☐

	For	Withhold		For	Withhold
02 – A. Jayson Adair	☐	☐	05 – Daniel J. Englander	☐	☐

	For	Withhold		For	Withhold
03 – James E. Meeks	☐	☐	06 – Barry Rosenstein	☐	☐

B Issues

The Board of Directors recommends a vote FOR the following proposals

2. Approval of the adoption of the 2007 Equity Incentive Plan.	For	Against	Abstain	MARK HERE IF YOU PLAN TO ATTEND THE MEETING.	☐
	☐	☐	☐
3. Ratify the selection of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending July 31, 2008.	For	Against	Abstain	.
	☐	☐	☐

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Sign exactly as your name(s) appears on your stock certificate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated.

Executors, administrators, trustees, etc. are requested to so indicate when signing. If stock is registered in two names, both should sign.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Proxy – Copart, Inc.

Proxy for 2007 Annual Meeting of Shareholders

December 6, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Copart, Inc. (the "Company") hereby revokes all previous proxies and appoints Willis J. Johnson and Paul A. Styer or either of them, each with full power of substitution, as the proxy and attorney-in-fact of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the 2007 Annual Meeting of Shareholders of the Company to be held on Thursday, December 6, 2007, at 9:00 a.m. Pacific Standard Time, at the Company's corporate headquarters located at 4665 Business Center Drive, Fairfield, California, and any adjournment thereof, with the same effect as if the undersigned were present and voting such shares on the following matters and in the following manner set forth on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 3 ON THE REVERSE SIDE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

SEE REVERSE SIDE

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

Vote by Telephone (within U.S. and Canada)	Vote by Internet	U.S. Mail Voting Instructions
• Call toll free 1-800-652-VOTE (8683) in the United States, Canada or Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.INVESTORVOTE.COM

•      Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Copart, Inc., c/o Paul A. Styer, 4665 Business Center Drive, Fairfield, California 94534.

• Follow the simple instructions provided by the recorded message.	• Follow the steps outlined on the secured website.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on December 6, 2007.

THANK YOU FOR VOTING